Exhibit 10.2

Simmons & Simmons LLP Citypoint, 1 Ropemaker Street London EC2Y 9SS United Kingdom T: +44 20 7628 2020 F: +44 20 7628 2070 EXECUTION VERSION Fourth Amendment and Restatement Agreement between Rentokil Initial plc as Borrower The Financial Institutions listed in schedule 1 as Continuing Lenders The Financial Institutions listed in schedule 1 as New Lenders The Financial Institutions listed in schedule 1 as Outgoing Lenders and Skandinaviska Enskilda Banken AB (publ) as Agent relating to a multicurrency revolving facility agreement originally dated 27 January 2015, as amended on 9 June 2016, amended and restated on 26 January 2017, amended on 9 June 2017, amended and restated on 23 August 2018, as amended by a resignation, appointment and amendment agreement dated 24 December 2019, and as amended and restated on 8 September 2021 Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the registrant treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”. Exhibit 10.2

FMBK/077541-00031/ELBE/ECTH i L_LIVE_EMEA1:53517381v7 CONTENTS 1. Definitions and Interpretation ............................................................................................. 1 2. Conditions Precedent ........................................................................................................ 2 3. Representations ................................................................................................................ 3 4. Amendment and Restatement ........................................................................................... 3 5. The Outgoing Lenders ....................................................................................................... 3 6. Prepayments ..................................................................................................................... 4 7. The New Lenders .............................................................................................................. 4 8. Lenders ............................................................................................................................. 5 9. Fees .................................................................................................................................. 5 10. Costs and Expenses .......................................................................................................... 5 11. Miscellaneous .................................................................................................................... 5 12. Governing Law .................................................................................................................. 6 SCHEDULE 1 : THE LENDERS .................................................................................................... 7 : THE CONTINUING LENDERS ...................................................................................... 7 : THE NEW LENDERS .................................................................................................... 9 : EFFECTIVE DATE COMMITMENTS ........................................................................... 10 : THE OUTGOING LENDERS ....................................................................................... 11 SCHEDULE 2 : CONDITIONS PRECEDENT TO SIGNING ........................................................ 12 SCHEDULE 3 : CONDITIONS PRECEDENT TO THE EFFECTIVE DATE ................................. 13 SCHEDULE 4 : AMENDED AND RESTATED FACILITY AGREEMENT ..................................... 14

FMBK/077541-00031/ELBE/ECTH 1 L_LIVE_EMEA1:53517381v7 THIS AGREEMENT is dated and made BETWEEN: (1) RENTOKIL INITIAL PLC (registration number 5393279) (the “Borrower”); (2) THE FINANCIAL INSTITUTIONS listed in part 1 (The Continuing Lenders) of schedule 1 (The Lenders) (the “Continuing Lenders”); (3) THE FINANCIAL INSTITUTIONS listed in part 2 (The New Lenders) of schedule 1 (The Lenders) (the “New Lenders”) (4) THE FINANCIAL INSTITUTIONS listed in part 4 (The Outgoing Lenders) of schedule 1 (The Lenders) (the “Outgoing Lenders”); (5) SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as agent for and on behalf of the other Finance Parties (the “Agent”); BACKGROUND: (A) This Agreement is supplemental to and amends a £550,000,000 multicurrency revolving facility agreement originally dated 27 January 2015 (as amended on 9 June 2016, as amended and restated on 26 January 2017, as amended on 9 June 2017, as amended and restated on 23 August 2018, as amended by a resignation, appointment and amendment agreement dated 24 December 2019, and as amended and restated on 8 September 2021), made between, amongst others, the Borrower and Lloyds Bank plc as the agent, subsequently replaced by Skandinaviska Enskilda Banken AB (publ) (the “Original Facility Agreement”). (B) Under an appointment, resignation and amendment agreement dated 24 December 2019, the Agent was appointed in place of the former Agent, Lloyds Bank plc. (C) The Finance Parties and the Borrower have agreed, subject to the terms of this Agreement, to make certain amendments to, and to restate, the Original Facility Agreement. IT IS AGREED as follows: 1. Definitions and Interpretation 1.1 Definitions In this Agreement: “Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement on the Effective Date. “Amendment Fee Letter” means the fee letter dated on or about the date of this Agreement between the Borrower and the Agent in respect of the fees payable to the Continuing Lenders and the New Lenders in connection with this Agreement. “Continuing Party” means each party to the Original Facility Agreement other than the Outgoing Lenders. 25 February 2022

FMBK/077541-00031/ELBE/ECTH 2 L_LIVE_EMEA1:53517381v7 “Effective Date” means the date on which the Agent notifies the Borrower and the Lenders that it has received all of the documents and other evidence listed in schedule 3 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the Agent. “Finance Party” has the meaning given to that term in the form of Amended Facility Agreement, provided that, until the occurrence of the Effective Date, it shall also be deemed to include the Outgoing Lenders. “Lender” means a Continuing Lender, a New Lender and, until the occurrence of the Effective Date, an Outgoing Lender. “Party” means a party to this Agreement. 1.2 Incorporation of defined terms (A) Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement. (B) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in full and referring to this Agreement, except that references to the Original Facility Agreement are to be construed as references to this Agreement. 1.3 Third party rights A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. 2. Conditions Precedent 2.1 Notice The Borrower shall notify the Agent three Business Days in advance of the date on which Closing (as defined in schedule 3) is due to occur. 2.2 Effective Date (A) Subject to paragraph (D) below, on and from the Effective Date the Original Facility Agreement will be amended in the manner contemplated in this Agreement. (B) The Agent shall make the notification described in the definition of “Effective Date” to the Borrower and the Lenders promptly upon being so satisfied. (C) Other than to the extent that the Majority Lenders (as defined in the Original Facility Agreement) notify the Agent in writing to the contrary before the Agent gives the notification described in the definition of “Effective Date”, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (D) If the Effective Date has not occurred by 11.59pm (New York City time) on 13 March 2023 (or such later date as the Borrower and the Agent, acting on the instructions of all the Lenders, may agree), the Original Facility Agreement will not be amended in the manner contemplated by this Agreement.

FMBK/077541-00031/ELBE/ECTH 3 L_LIVE_EMEA1:53517381v7 3. Representations The Borrower makes the representations and warranties set out in clause 20 (Representations) of the Original Facility Agreement, in each case by reference to the facts and circumstances then existing on the: (A) date of this Agreement as if references to “this Agreement” and “the Finance Documents” are references to this Agreement; and (B) Effective Date as if references to “this Agreement” and “the Finance Documents” are references to the Amended Facility Agreement, and provided that, in the case of clause 20.11 (Financial Statements) of the Original Facility Agreement, the reference therein to “Original Financial Statements” is construed as a reference to the last set of financial statements delivered to the Agent under clause 21.1 (Financial statements) of the Original Facility Agreement. 4. Amendment and Restatement 4.1 Amendment and restatement With effect on and from the Effective Date, the Original Facility Agreement shall be amended and restated in the form set out in schedule 4 (Amended and Restated Facility Agreement). 4.2 Continuing obligations (A) The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended and restated by this Agreement, continue in full force and effect. (B) With effect on and from the Effective Date, the Borrower: (1) confirms its acceptance of the Amended Facility Agreement; and (2) agrees to be bound as the Borrower by the terms of the Amended Facility Agreement. 4.3 Finance Document cross referencing Clause references in any Finance Document which cross refer to a clause of the Original Facility Agreement shall, where applicable, be deemed to be, as from the occurrence of the Effective Date, updated to cross refer to the corresponding provision in the Amended Facility Agreement. 5. The Outgoing Lenders 5.1 With effect on and from the Effective Date: (A) each Outgoing Lender shall cease, for all purposes, to be a party to the Amended Facility Agreement as a Lender and none of the Continuing Parties shall have any claims against any Outgoing Lender whatsoever arising under or in connection with the Amended Facility Agreement; and (B) each of (i) the Continuing Parties and (ii) the Outgoing Lenders shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be

FMBK/077541-00031/ELBE/ECTH 4 L_LIVE_EMEA1:53517381v7 cancelled (provided that the Borrower shall not be released from its repayment obligation pursuant to Clause 6.2 below until such time as the Agent has confirmed to the Borrower and the Outgoing Lenders that such payments have been made to the Outgoing Lenders). 6. Prepayments 6.1 If any Loans are due to be outstanding on the Effective Date, the Borrower must, no later than three Business Days before the Effective Date, submit to the Agent a prepayment request in respect of those Loans. 6.2 The Borrower will: (A) on the Effective Date, repay each Continuing Lender’s and each Outgoing Lender’s participation (if any) in any outstanding Loans (together with accrued interest and all other amounts accrued under the Finance Documents but excluding Break Costs); and (B) within three Business Days of demand, pay to each Continuing Lender and each Outgoing Lender its Break Costs, if any, attributable to its participation in the Loans repaid pursuant to paragraph (A) above, and each other Lender and Outgoing Lender consents to such payments being made to, and retained by, each such Continuing Lender and Outgoing Lender for its own account, notwithstanding the provisions of clause 29 (Sharing Among the Finance Parties) of the Original Facility Agreement. 7. The New Lenders 7.1 On the Effective Date, each New Lender: (A) will become (and each Continuing Party consents to such New Lender becoming) a party to the Amended Facility Agreement as a Lender (as defined therein) and its Commitment shall be as set out in part 3 (Effective Date Commitments) of schedule 1 (The Lenders) of the Amended Facility Agreement; and (B) confirms to the Finance Parties and the Borrower that it undertakes to be bound by the terms of the Amended Facility Agreement as a Lender on and from that date. 7.2 Each New Lender confirms to the other Finance Parties that it: (A) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in the Amended Facility Agreement and has not relied exclusively on any information provided to it by any Finance Party in connection with any Finance Document; and (B) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 7.3 On and from the Effective Date, each New Lender appoints the Agent to act as its agent under and in connection with the Finance Documents on the terms set out in clause 27.1 (Appointment of the Agent) of the Amended Facility Agreement

FMBK/077541-00031/ELBE/ECTH 5 L_LIVE_EMEA1:53517381v7 8. Lenders 8.1 Effective Date Commitments With effect on and from the Effective Date, the Commitment of each Lender will be as set out opposite its name in part 3 (Effective Date Commitments) of schedule 1 (The Lenders) to this Agreement. 8.2 Qualifying Lender Status Each Continuing Lender confirms in part 1 (The Continuing Lenders) of schedule 1 (The Lenders), and each New Lender confirms in part 2 (The New Lenders) of schedule 1 (The Lenders), which of the following categories it falls in: (A) not a Qualifying Lender; (B) a Qualifying Lender (other than a Treaty Lender); or (C) a Treaty Lender. 9. Fees No later than one Business Day after the Effective Date, the Borrower shall pay to the Agent (for the account of each Continuing Lender and each New Lender) a fee in an amount set out in the Amendment Fee Letter. 10. Costs and Expenses Subject to any pre-agreed cap on such cost and expenses, the Borrower shall within three Business Days of demand reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement. 11. Miscellaneous 11.1 Designation Each of the Borrower and the Agent designate this Agreement and the Amendment Fee Letter as a Finance Document. 11.2 Incorporation of terms The provisions of clause 32 (Notices), clause 34 (Partial Invalidity), clause 35 (Remedies and Waivers) and clause 41 (Jurisdiction) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if reference to those clauses to “this Agreement” are references to this Agreement. 11.3 Counterparts This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

FMBK/077541-00031/ELBE/ECTH 6 L_LIVE_EMEA1:53517381v7 12. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. This Agreement has been entered into on the date stated at the beginning of this Agreement

FMBK/077541-00031 7 L_LIVE_EMEA1:53439922v2 SCHEDULE 1: THE LENDERS : THE CONTINUING LENDERS Lender Description of Lender Legal Name Entity Description Treaty Lender/Qualifying Lender (other than a treaty lender)/ Not a Qualifying Lender BAML Bank of America Europe Designated Activity Europe UK Bank Qualifying Lender Barclays Barclays Bank PLC UK Bank Qualifying Lender (other than a Treaty Lender) BNPP BNP Paribas, London Branch Non-UK Bank lending through a UK branch Qualifying Lender (other than a Treaty Lender) BoC Bank of China Limited, London Branch Non-UK Bank lending through a UK subsidiary or UK branch (permanent UK establishment) Qualifying Lender (other than a Treaty Lender) GS Goldman Sachs Bank USA Non-UK Bank using a double tax treaty passport Treaty Lender – passport scheme reference number is 13/G/351779/DTTP HSBC HSBC UK Bank plc UK Bank Qualifying Lender (other than a Treaty Lender) ING ING Bank N.V., London Branch Non-UK Bank lending through a UK subsidiary or UK branch Qualifying Lender (other than a Treaty Lender)

FMBK/077541-00031 8 L_LIVE_EMEA1:53439922v2 JPM JPMorgan Chase Bank, N.A., London Branch. Non-UK Bank lending through a UK subsidiary or UK branch Qualifying Lender (other than a Treaty Lender) Mizuho Mizuho Bank, Ltd. Non-UK Bank lending through a UK branch Qualifying Lender (other than a Treaty Lender) Santand er Banco Santander, S.A., London Branch Non-UK Bank lending through a UK branch Qualifying Lender (other than a Treaty Lender) SCB Standard Chartered Bank UK Bank Qualifying Lender (other than a Treaty Lender) SEB Skandinaviska Enskilda Banken AB (publ) Non-UK Bank using a double tax treaty passport Treaty Lender – passport scheme reference number is 73/S/42621/DTTP SWEDEN UOB United Overseas Bank Limited, London Branch Non-UK Bank lending through a UK branch Qualifying Lender (other than a Treaty Lender) Wells Wells Fargo Bank, N.A., London Branch Non-UK Bank lending through a UK subsidiary or UK branch Qualifying Lender (other than a Treaty Lender)

FMBK/077541-00031 9 L_LIVE_EMEA1:53439922v2 : THE NEW LENDERS Lender Description of Lender Legal Name Entity Description Treaty Lender/Qualifying Lender (other than a treaty lender)/ Not a Qualifying Lender Fifth Third Bank, National Associati on Fifth Third Bank, National Association Non-UK Bank using a double tax treaty passport Treaty Lender – passport scheme reference number is 13/F/24267/DTTP Scotia The Bank of Nova Scotia, London Branch Non-UK Bank lending through a UK permanent establishment Qualifying Lender (other than a treaty lender)

PART 3: EFFECTIVE DATE COMMITMENTS

[Reserved]

FMBK/077541-00031	10	L_LIVE_EMEA1:53439922v2

FMBK/077541-00031 11 L_LIVE_EMEA1:53439922v2 : THE OUTGOING LENDERS Bayerische Landesbank DBS Bank Ltd, London Branch Scotiabank Europe plc

FMBK/077541-00031 12 L_LIVE_EMEA1:53439922v2 SCHEDULE 2: CONDITIONS PRECEDENT TO SIGNING 1. Borrower 1.1 A copy of the constitutional documents of the Borrower or a certificate of an authorised signatory of the Borrower certifying that the constitutional documents last delivered to the Agent under the Third Amendment and Restatement Agreement are still correct, complete and in full force and effect and have not been amended as at a date no earlier than the date of this Agreement. 1.2 A copy of a resolution of the board of directors of the Borrower: (A) approving the terms of, and the transactions contemplated by, this Agreement and the Amended Facility Agreement and resolving that it execute and perform this Agreement and the Amendment Fee Letter; (B) authorising a specified person or persons to execute this Agreement and the Amendment Fee Letter on its behalf; and (C) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the Amended Facility Agreement. 1.3 A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above. 1.4 A certificate of an authorised signatory of the Borrower: (A) confirming that borrowing the Total Commitments and the maximum amount permitted to be borrowed under any Accordion Facilities in full (as defined in the Amended Facility Agreement) would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded; and (B) certifying that each copy document relating to it specified in this schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. Finance Documents (A) This Agreement duly executed by the Parties. (B) The duly executed Amendment Fee Letter. 3. Legal Opinions A legal opinion of Allen & Overy LLP, legal advisers to the Agent in England, substantially in the form distributed to the Continuing Lenders and the New Lenders prior to signing this Agreement.

FMBK/077541-00031 13 L_LIVE_EMEA1:53439922v2 SCHEDULE 3: CONDITIONS PRECEDENT TO THE EFFECTIVE DATE 2. Definitions 2.1 In this Schedule 3: (A) “Acquisition” means the acquisition of the Target pursuant to the terms of the Acquisition Agreement; (B) “Acquisition Agreement” means the agreement and plan of merger between Rentokil Initial plc, Rentokil Initial US Holdings, Inc. as bidco, the Target, Leto Holdings I, Inc. and Leto Holdings II, LLC dated 13 December 2021; (C) “Closing” means the closing of the Acquisition in accordance with section 2.01 (Closing) of the Acquisition Agreement; and (D) “Target” means Terminix Global Holdings, Inc., a corporation incorporated under the laws of Delaware. 3. Borrower 3.1 Confirmation from the Borrower that it has received all required consents pursuant to the terms of the Acquisition Agreement in relation to the Acquisition, including shareholder approval from the Borrower’s shareholders, and all conditions to Closing have been satisfied or waived (except any waiver that could reasonably be expected to affect the Lenders’ interests materially and adversely) and that the Acquisition will be consummated substantially simultaneously with the Effective Date under this Agreement. 3.2 Confirmation from the Borrower that it has the funds available to the Group in order to meet the cash requirements in the Acquisition Agreement. 3.3 A certificate of an authorised signatory or the secretary or other officer of the Borrower confirming that: (A) the shareholders of the Borrower have approved, by way of an ordinary resolution, an increase in the £3,000,000,000 borrowing limit included at section 134 (Borrowing powers) of the Borrower’s articles; and (B) the confirmations included in the directors certificate provided to the Agent under schedule 2 (Conditions Precedent to Signing) remain true and correct up to and including the Effective Date.

FMBK/077541-00031 14 L_LIVE_EMEA1:53439922v2 SCHEDULE 4: AMENDED AND RESTATED FACILITY AGREEMENT

EXECUTION VERSION

Multicurrency Revolving Facilities Agreement

(originally dated 27 January 2015, as amended on 9 June 2016, amended and restated on 26 January 2017, amended on 9 June 2017, amended and restated on 23 August 2018, amended on 24 December 2019, amended and restated on 8 September 2021 and as further amended and restated on the 2022 Effective Date)

Between

Rentokil Initial plc as Borrower The Financial Institutions identified in this Agreement as Original Lenders and Acceding Lenders and Skandinaviska Enskilda Banken AB (PUBL) as Agent

relating to

relating to a $1,000,000,000 committed working capital facility and $250,000,000 uncommitted working capital facilities

Simmons & Simmons LLP Citypoint, 1 Ropemaker Street London EC2Y 9SS United Kingdom	T: +44 20 7628 2020 F: +44 20 7628 2070

Contents

1.	Definitions and Interpretation	1

2.	The Facilities	26

3.	Accordion Option	30

4.	Purpose	34

5.	Conditions of Utilisation	35

6.	Utilisation	36

7.	Optional Currencies	37

8.	Repayment of Loans	38

9.	Prepayment and Cancellation	39

10.	Interest	43

11.	Interest Periods	44

12.	Changes to the Calculation of Interest	45

13.	Fees	47

14.	Tax Gross-Up and Indemnities	48

15.	Increased Costs	58

16.	Other Indemnities	61

17.	Mitigation by the Lenders	62

18.	Costs and Expenses	62

19.	[Clause not used]	63

20.	Representations	63

21.	Information Undertakings	66

22.	[Clause not used]	70

23.	General Undertakings	70

24.	Events of Default	74

25.	Changes to the Lenders	77

26.	Changes to the Borrower	82

27.	Role of the Agent and the Arrangers	83

i

28.	Conduct of Business by the Finance Parties	91

29.	Sharing Among the Finance Parties	91

30.	Payment Mechanics	93

31.	Set-Off	97

32.	Notices	97

33.	Calculations and Certificates	99

34.	Partial Invalidity	100

35.	Remedies and Waivers	100

36.	Amendments and Waivers	100

37.	Confidential Information	108

38.	Confidentiality of Funding Rates	111

39.	Counterparts	113

40.	Governing Law	113

41.	Jurisdiction	113

ii

iii

This Agreement originally dated 27 January 2015, as amended on 9 June 2016, amended and restated on 26 January 2017, amended on 9 June 2017, amended and restated on 23 August 2018, amended on 24 December 2019, amended and restated on 8 September 2021 and as further amended and restated on the 2022 Effective Date and made between:

(1)	RENTOKIL INITIAL PLC, (the “Borrower”), (registration number 5393279);

(2)	THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (The Original Lenders and Acceding Lenders) as original lenders (the “Original Lenders”);

(3)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Lenders and Acceding Lenders) as acceding lenders (the “Acceding Lenders”); and

(4)	SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), (the “Agent”), as agent of the other Finance Parties.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“2018 Effective Date” has the meaning given to the definition “Effective Date” in the Second Amendment and Restatement Agreement.

“2021 Effective Date” has the meaning given to the definition of “Effective Date” in the Third Amendment and Restatement Agreement.

“2022 Effective Date” has the meaning given to the definition of “Effective Date” in the Fourth Amendment and Restatement Agreement.

“Acceptable Bank” means:

(A)	a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of BBB or higher by S&P or Fitch or Baa2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(B)	any other bank or financial institution approved by the Agent.

“Accordion Facility” means each facility that may be established and made available under this Agreement as described in Clause 3 (Accordion Option).

“Accordion Facility Commitment” means:

(A)	in relation to a Lender which is an Accordion Facility Lender, the amount in the Base Currency set opposite its name under the heading “Accordion Facility Commitment” in the relevant Accordion Facility Notice and the amount of any other Accordion Facility Commitment relating to the relevant Accordion Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

1

(B)	in relation to an Accordion Facility and any other Lender, the amount in the Base Currency of any Accordion Facility Commitment relating to that Accordion Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Accordion Facility Establishment Date” means, in relation to an Accordion Facility, the later of:

(A)	the proposed Accordion Facility Establishment Date specified in the relevant Accordion Facility Notice; and

(B)	the date on which the Agent executes the relevant Accordion Facility Notice.

“Accordion Facility Lender” means, in relation to an Accordion Facility, any entity which is listed as such in the relevant Accordion Facility Notice.

“Accordion Facility Lender Certificate” means a document substantially in the form set out in Part 2 of Schedule 12 (Form of Accordion Facility Lender Certificate).

“Accordion Facility Loan” means, in relation to an Accordion Facility, a loan made or to be made under that Accordion Facility or the principal amount outstanding for the time being of that loan.

“Accordion Facility Notice” means a notice substantially in the form set out in the form of Part 1 of Schedule 12 (Form of Accordion Facility Notice).

“Accordion Facility Participating Lender” has the meaning given to it in Clause 3.1(B) (Selection of Accordion Facility Lenders).

“Accordion Facility Proposal” means a notice from the Borrower addressed to each applicable Lender (in accordance with Clause 3.1(A) (Selection of Accordion Facility Lenders)) which:

(A)	invites that Lender to participate in a proposed Accordion Facility; and

(B)	sets out the Accordion Facility Proposed Size.

“Accordion Facility Proposed Size” means, in relation to an Accordion Facility Proposal, the proposed Total Accordion Facility Commitments for the relevant Accordion Facility set out in that Accordion Facility Proposal which shall be, in each case, no less than $50,000,000.

“Accordion Facility Tender Period” means, in relation to an Accordion Facility Proposal, the period of time starting on the date of delivery of that Accordion Facility Proposal and ending on the date which falls 20 Business Days after the date of delivery of that Accordion Facility Proposal or on such other date as the Borrower and the Agent may otherwise agree.

“Accordion Option A Lender” means each Lender with an Effective Date Facility Commitment of more than $25,000,000.

“Accordion Option B Lender” means each Lender with an Effective Date Facility Commitment of $25,000,000 or less.

2

“Acquisition” means the acquisition of the Target pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means the agreement and plan of merger between the Borrower, Rentokil Initial US Holdings, Inc. as bidco, the Target, Leto Holdings I, Inc. and Leto Holdings II, LLC dated 13 December 2021.

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Stockholm foreign exchange market at or about 11:00 a.m. on a particular day.

“Aggregate Total Accordion Facility Commitments” means, at any time, the aggregate of the Total Accordion Facility Commitments relating to each Accordion Facility.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Alternative Term Rate” means any rate specified as such in the applicable Reference Rate Terms.

“Alternative Term Rate Adjustment” means any rate which is either:

(A)	specified as such in the applicable Reference Rate Terms; or

(B)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(A)	in relation to the Effective Date Facility, the period from and including the date of this Agreement to and including the date falling one month before the Termination Date for the Effective Date Facility;

(B)	in relation to an Accordion Facility, the period from and including the Accordion Facility Establishment Date of that Accordion Facility to and including the date falling one month before the Termination Date applicable to that Accordion Facility.

3

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(A)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(B)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date,

other than that Lender’s participation in any Utilisations under that Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(A)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(B)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(C)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Base Currency” means dollars.

“Base Currency Amount” means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by the Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment or prepayment of a Utilisation.

“Break Costs” means any amount specified as such in the applicable Reference Rate Terms.

“Bridge and Term Facilities Agreement” means the $2,700,000,000 acquisition finance bridge and term facilities agreement between, amongst others, the Borrower as borrower, Skandinaviska Enskilda Banken AB (publ) as agent and the lenders named therein dated 25 February 2022.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Stockholm, New York and:

(A)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(B)	(in relation to any date for payment or purchase of euro) any TARGET Day; and

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(C)	(in relation to:

(1)	the fixing of an interest rate in relation to a Term Rate Loan;

(2)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(3)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Cash and Cash Equivalent Investments” means, at any time:

(A)	cash in hand or on deposit with any Acceptable Bank (irrespective of the duration of that deposit with any Acceptable Bank);

(B)	certificates of deposit, maturing within one year after the relevant date of calculation, issued by an Acceptable Bank or a trust company which falls within the criteria set out in the definition of “Acceptable Bank”;

(C)	any investment in marketable obligations issued or guaranteed by the government of the United States of America, the U.K., any Participating Member State or any member of the Organisation for Economic Co-operation and Development with a rating of at least A+ from S&P or by an instrumentality or agency of any of them having an equivalent credit rating which is:

(1)	maturing within one year after the relevant date of calculation; and

(2)	not convertible to any other security;

(D)	open market commercial paper not convertible to any other security:

(1)	for which a recognised trading market exists;

(2)	issued in the United States of America, the U.K., any Participating Member State or any member of the Organisation for Economic Co-operation and Development; and

(3)	which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody’s;

(E)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank or a trust company which falls within the criteria set out in the definition of “Acceptable Bank” (or any dematerialised equivalent);

(F)	investments accessible within 30 days in money market funds which:

(1)	have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s; and

(2)	invest substantially all their assets in securities of the types described in paragraphs (B) to (E) above; or

(G)	any other debt, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time.

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“Cash Pooling Balance” means any debit balance in respect of any account of any member of the Group in connection with the Group’s notional cash pooling arrangements provided that if such balances were netted-off at any time, the aggregate amount of such balances would be zero or greater.

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Closing” means the closing of the Acquisition in accordance with section 2.01 (Closing) of the Acquisition Agreement.

“Closing Date” means the date on which Closing occurs.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means an Effective Date Facility Commitment or an Accordion Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Compounded Rate Currency” means any currency which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(A)	is, or is scheduled to become, payable under any Finance Document; and

(B)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(A)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(B)	the applicable Credit Adjustment Spread (if any).

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(A)	is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(B)	specifies a calculation methodology for that rate; and

(C)	has been made available to the Borrower and each Finance Party.

“Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

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(A)	any member of the Group or any of its advisers; or

(B)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(1)	information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidential Information); or

(b)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(c)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(2)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 13 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

“Coterminous Accordion Facility” means an Accordion Facility in respect of which the Termination Date is specified in the applicable Accordion Facility Notice as being the Termination Date for the Effective Date Facility.

“Credit Adjustment Spread” means, in relation to a Compounded Rate Loan, any rate which is either:

(A)	specified as such in the applicable Reference Rate Terms; or

(B)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Credit Rating” means a notification to the Borrower or a public announcement by a Credit Rating Agency of a long-term credit rating of the Borrower which has been solicited by the Borrower, from time to time.

“Credit Rating Agency” means S&P, Fitch and/or Moody’s.

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“CSPP Eligible Issuer” means a member of the Group which is a special purpose vehicle which complies with the eligibility criteria for the European Central Bank’s corporate sector purchase programme.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Debt Capital Markets Issue” means the issuance, sale or borrowing by any member of the Group to or from any person that is not a member of the Group from and including the 2022 Effective Date to and including the Termination Date applicable to the Effective Date Facility of:

(A)	any bond (whether public or private), schuldschein, notes, debentures, loan stock, debt securities, public and private placements (or any similar hybrid instruments) or other similar debt security (including, without limitation, debt securities which are convertible into equity); and

(B)	any committed bank facility comprising loans or other credit facilties (whether bilateral or syndicated but excluding any overdraft facilities),

excluding debt or cash raised:

(1)	under the terms of this Agreement including, but not limited to, pursuant to any exercise of the accordion option referred to in Clause 3 (Accordion Option);

(2)	for the purposes of refinancing any existing Financial Indebtedness of the Group and paying associated fees and costs provided that such refinancing is for the same or for a lower aggregate principal amount and on substantially the same terms, as such existing Financial Indebtedness;

(3)	pursuant to the Bridge and Term Facilities Agreement;

(4)	in the ordinary course of business and having a maturity of less than 12 Months;

(5)	in connection with any acquisition by a member of the Group of the issued share capital of a limited liability company or a business or undertaking, provided that such debt or cash does not, exceed £200,000,000 (or its equivalent in any other currency) for the period from the 2022 Effective Date to and including the Termination Date applicable to the Effective Date Facility;

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(6)	in connection with any working capital facility of any member of the Group;

(7)	in connection with any uncommitted money market facilities drawn in the ordinary course of treasury and cash management operations;

(8)	or constituted by any Cash Pooling Balance; and

(9)	any non-recourse debt raised for the purpose of financing certain projects.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period or the giving of notice) be an Event of Default.

“Defaulting Lender” means any Lender:

(A)	which has failed to make its participation in a Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 6.4 (Lenders’ participation);

(B)	which has otherwise rescinded or repudiated a Finance Document; or

(C)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (A) above:

(1)	its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(2)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(A)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(B)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(1)	from performing its payment obligations under the Finance Documents; or

(2)	from communicating with other Parties in accordance with the terms of the Finance Documents,

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and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1(A) (The Facilities).

“Effective Date Facility Commitment” means:

(A)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part 1 of Schedule 1 (The Original Lenders and Acceding Lenders) and the amount of any other Effective Date Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase);

(B)	in relation to an Acceding Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part 2 of Schedule 1 (The Original Lenders and Acceding Lenders) and the amount of any other Effective Date Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(C)	in relation to any other Lender, the amount in the Base Currency of any Effective Date Facility Commitment transferred to it under this Agreement or assumed by it in accordance with either Clause 2.2 (Increase), in each case to the extent not cancelled, reduced or transferred by it under this Agreement.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Extension Notice” means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests).

“Extension Notice Effective Date” has the meaning given to that term in Clause 2.4(G) (Extension option).

“Facility” means the Effective Date Facility or any Accordion Facility.

“Facility Office” means, in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(A)	sections 1471 to 1474 of the Code or any associated regulations;

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(B)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (A) above; or

(C)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (A) or (B) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(A)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 01 July 2014; or

(B)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (A) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(A)	any letter or letters dated on or about the date of this Agreement, the 2018 Effective Date or the date of the Fourth Amendment and Restatement Agreement between each of the Arrangers and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 13 (Fees);

(B)	each First Amendment and Restatement Fee Letter;

(C)	each Second Amendment and Restatement Fee Letter;

(D)	the Third Amendment and Restatement Fee Letter;

(E)	the Fourth Amendment and Restatement Fee Letter; and

(F)	any letter or letters setting out the fees payable to a Finance Party referred to in Clause 2.2(F) (Increase).

“Finance Document” means this Agreement, the First Amendment Letter, the Second Amendment Letter, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Fourth Amendment and Restatement Agreement, any Accordion Facility Notice, any Fee Letter, any Increase Confirmation, any Reference Rate Supplement, any Compounding Methodology Supplement, any Extension Notice and any other document designated as such by the Agent and the Borrower.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with IFRS, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with IFRS, prior to 1 January 2019, have been treated as an operating lease).

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“Finance Party” means the Agent, each of the Arrangers or a Lender.

“Financial Indebtedness” means (without double counting) any indebtedness for or in respect of:

(A)	moneys borrowed;

(B)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(C)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(D)	the amount of any liability in respect of Finance Leases;

(E)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(F)	any amount raised under any other transaction (including any forward sale or purchase agreement) which is required, in accordance with IFRS, to be shown as indebtedness or borrowing in the audited consolidated financial statements of the Group (other than a lease or hire purchase contract which would, in accordance with IFRS, prior to 1 January 2019, have been treated as an operating lease);

(G)	for the purposes of Clause 24.5 (Cross default) only, any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(H)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (but not, in any case, Trade Instruments); and

(I)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to (H) above,

and, in any event, excluding:

(1)	indebtedness owing by one member of the Group to another member of the Group;

(2)	(for the purposes of Clause 24.5 (Cross default)) indebtedness in respect of self-insurance liabilities except to the extent of such liability as shown in the audited consolidated financial statements of the Group;

(3)	indebtedness relating to the supply of goods and services to any member of the Group in the ordinary course of business provided the amount of any indebtedness is not outstanding for more than 150 days after its customary date of payment; and

(4)	any accrual deficit of any member of the Group in respect of defined benefit pension schemes other than where such deficit is funded by any moneys borrowed.

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“First Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 26 January 2017 and made between, among others, the Borrower, Rentokil Initial 1927 plc and the Agent.

“First Amendment and Restatement Fee Letter” means each Fee Letter under and as defined in the First Amendment and Restatement Agreement.

“First Amendment Letter” means the amendment letter dated 9 June 2016 and made between the Borrower and the Agent.

“First Anniversary Extension Notice” has the meaning given to that term in Clause 2.4(C)(1) (Extension option).

“First Extension Termination Date” has the meaning given to that term in Clause 2.4(D)(1) (Extension option).

“Fitch” means Fitch Ratings Ltd or any successor to its rating business.

“Fourth Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 25 February 2022 and made between, among others, the Borrower and the Agent.

“Fourth Amendment and Restatement Fee Letter” means the Fee Letter under and as defined in the Fourth Amendment and Restatement Agreement.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 12.4(A)(2) (Cost of funds).

“GAAP” means generally accepted accounting principles in England and Wales including IFRS.

“Group” means the Borrower and its Subsidiaries for the time being.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means UK-adopted international accounting standards within the meaning of the section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(A)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(B)	the Agent otherwise rescinds or repudiates a Finance Document;

(C)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (A) or (B) of the definition of “Defaulting Lender”; or

(D)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (A) above:

(1)	its failure to pay is caused by:

(c)	administrative or technical error; or

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(d)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(2)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form of Schedule 10 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Indebtedness for Moneys Borrowed” means:

(A)	any indebtedness (whether being principal, premium, interest of other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities other than indebtedness which is owed to an entity within the Group;

(B)	any borrowed money other than money borrowed by one entity within the Group from another entity within the Group; or

(C)	any liability under or in respect of any acceptance or acceptance credit,

provided that Indebtedness for Moneys Borrowed shall not include any Cash Pooling Balance.

“Initial Termination Date” means the initial termination date of the Effective Date Facility, being the fifth anniversary of the 2022 Effective Date.

“Insolvency Event” means, in relation to a Finance Party, that the Finance Party:

(A)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(B)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(C)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(D)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(E)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(F)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed);

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(G)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(H)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (A) to (G) above; or

(I)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.4 (Default interest).

“Interpolated Alternative Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between:

(A)	the applicable Alternative Term Rate for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Loan; and

(B)	the applicable Alternative Term Rate for the shortest period (for which that Alternative Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“Interpolated Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(A)	the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(B)	the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“ITA” means the Income Tax Act 2007.

“Legal Opinions” means any legal opinion delivered to the Agent under Clause 5.1 (Initial conditions precedent) or pursuant to the First Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement or the Fourth Amendment and Restatement Agreement.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court;

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(B)	the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria and administration and other laws generally affecting the rights of creditors;

(C)	the time barring of claims,

(D)	the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void;

(E)	defences of set-off or counterclaim;

(F)	similar principles and similar matters under the laws of any jurisdiction in which relevant obligations may have to be performed; and

(G)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(A)	any Original Lender;

(B)	any Acceding Lender; and

(C)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase), Clause 3 (Accordion Option) or Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under a Facility or the principal amount outstanding for the time being of that loan.

“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Margin” means:

(A)	subject to the other provisions of this definition, from the 2018 Effective Date until the date of receipt of the first Margin Certificate after the 2018 Effective Date, 0.40 per cent. per annum;

(B)	thereafter (subject to the other provisions of this definition), the percentage rate per annum set out below opposite the then applicable Credit Rating of the Borrower:

Credit Rating			Margin (per cent. per annum)
Fitch	S&P	Moody’s
BBB + or higher	BBB + or higher	Baa1 or higher	0.30
BBB	BBB	Baa2	0.40
BBB-	BBB-	Baa3	0.60
BB+ or lower	BB+ or lower	Ba1 or lower	0.80

(C)	If the Credit Rating(s) given to the Borrower by any Credit Rating Agency is such that a different Margin is applicable to each rating, the applicable Margin will be the average of the Margins applicable to the Credit Ratings.

(D)	Any change in the Margin will, subject to paragraph (E) below, take effect on the date which is five Business Days after the receipt by the Agent of the Margin Certificate.

(E)	Notwithstanding any other provision of this definition, at any time when:

(1)	an Event of Default is continuing;

(2)	the Borrower has no Credit Rating; or

(3)	the Borrower is in breach of its obligations under Clause 21.6 (Credit Rating),

the Margin shall be 0.80 per cent. per annum.

“Margin Certificate” means a certificate from the Borrower (signed by two authorised signatories of the Borrower) substantially in the form of Schedule 8 (Form of Margin Certificate) which confirms the then current Credit Rating of the Borrower.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

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“Material Adverse Effect” means a material adverse effect on:

(A)	the ability of the Borrower to perform its payment obligations under any Finance Document; or

(B)	the validity or enforceability of any Finance Document.

“Material Subsidiary” means, at any time, a Subsidiary of the Borrower:

(A)	whose operating profits (or, if the Subsidiary in question prepares audited consolidated accounts, whose total consolidated operating profits) attributable to the Borrower represent not less than ten per cent. of the consolidated operating profits of the Borrower and its Subsidiaries taken as a whole, all as calculated by reference to the then latest audited accounts (unconsolidated or, as the case may be, consolidated) of the Subsidiary and the then latest audited consolidated accounts of the Borrower and its Subsidiaries, provided that in the case of a Subsidiary acquired after the end of the financial period to which the latest relevant financial statements relate, the reference to the latest financial statements for the purposes of the calculation above shall, until financial statements for the financial period in which the acquisition is made are published, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such statements by reference to its own latest financial statements, adjusted as deemed appropriate by the Borrower;

(B)	any Subsidiary which has Indebtedness for Moneys Borrowed outstanding (or available under a committed bank facility) in an amount of at least £25,000,000 (or its equivalent in any other currency); or

(C)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Borrower which immediately before the transfer is a Material Subsidiary,

provided that no member of the Target Group shall be a Material Subsidiary for the period of three Months following the Closing Date.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

“Moody’s” means Moody’s Investors Service Limited or any successor to its rating business.

“Net Debt” means, at any time for the purposes of Clause 23.4 (Disposals), Total Borrowings (at that time) less any Cash and Cash Equivalent Investments (at that time).

“Net Disposal Proceeds” means any amount of Cash and Cash Equivalent Investments received by the Group as consideration for a Restricted Disposal (whether by way of share or asset sale) after deducting:

(A)	any fees and transaction costs properly incurred in connection with that Restricted Disposal;

(B)	any Taxes paid as a result of that Restricted Disposal; and

(C)	any Taxes reasonably estimated by the directors of the Borrower to be payable as a result of that Restricted Disposal.

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“New Lender” has the meaning given to that term in Clause 25 (Changes to the Lenders).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 5.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the audited consolidated financial statements of the Borrower for the financial year ended 31 December 2020.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Guarantee” means any guarantee or guarantees issued by Rentokil Initial 1927 plc in an amount not exceeding £10,000,000 (or its equivalent in any other currency) in aggregate.

“Permitted Reorganisation” means a solvent re-organisation or restructuring of the Group which results in the Borrower becoming a Subsidiary of a new Holding Company which has substantially the same shareholders as the Borrower had prior to the relevant re-organisation or restructuring.

“Permitted Transaction” means:

(A)	an intra-Group re-organisation on a solvent basis; or

(B)	any other transaction agreed by the Majority Lenders.

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Qualifying Lender” has the meaning given to it in Clause 14 (Tax gross-up and indemnities).

“Quotation Day” means the day specified as such in the applicable Reference Rate Terms.

“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Quoted Tenor” means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Reference Rate Supplement” means, in relation to any currency, a document which:

(A)	is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(B)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(C)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(D)	has been made available to the Borrower and each Finance Party.

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“Reference Rate Terms” means, in relation to:

(A)	a currency;

(B)	a Loan or an Unpaid Sum in that currency;

(C)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(D)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 14 (Reference Rate Terms) or in any Reference Rate Supplement.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Testing Date” means 31 December and 30 June of each year.

“Repeating Representations” means each of the representations set out in Clause 20 (Representations) other than Clause 20.5 (Authorisations), Clause 20.7 (Deduction of Tax), Clause 20.8 (No filing or stamp taxes), Clause 20.9 (No default), Clause 20.10 (No misleading information) and Clause 20.11(C) (Financial statements).

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Disposal” means any disposal where the nature of the business or asset being disposed of would result in the relevant transaction being a Class 1 Transaction (as such term is defined in the U.K. Listing Rules).

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

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“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Rollover Loan” means, with respect to any Facility, one or more Loans under that Facility:

(A)	made or to be made on the same day that a maturing Loan under that Facility is due to be repaid;

(B)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(C)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 7.2 (Unavailability of a currency)); and

(D)	made or to be made for the purpose of refinancing a maturing Loan.

“S&P” means S&P Global Ratings UK Limited or any successor to its rating business.

“Sanctions” means:

(A)	United Nations sanctions imposed pursuant to any United Nations Security Council Resolution;

(B)	US sanctions administered or enforced by the US, including the Office of Foreign Assets Control of the US Department of the Treasury and the Department of State;

(C)	EU restrictive measures implemented pursuant to any EU Council or Commission regulation or decision adopted pursuant to a common position in furtherance of the EU’s Common Foreign and Security Policy; and

(D)	UK sanctions (i) enacted by statutory instrument pursuant to the United Nations Act 1946 or the European Communities Act 1972; and/or (ii) administered or enforced by the UK, including Her Majesty’s Treasury.

“Second Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 23 August 2018 and made between, among others, the Borrower, Rentokil Initial 1927 plc and the Agent.

“Second Amendment and Restatement Fee Letters” means each Fee Letter under and as defined in the Second Amendment and Restatement Agreement.

“Second Amendment Letter” means the amendment letter dated 9 June 2017 and made between the Borrower and the Agent.

“Second Anniversary Extension Notice” has the meaning given to that term in Clause 2.4(C)(2) (Extension option).

“Second Extension Termination Date” has the meaning given to that term in Clause 2.4(D)(2) (Extension option).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

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“Subsidiary” means:

(A)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(B)	in relation to the financial statements of the Borrower, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Target” means Terminix Global Holdings, Inc., a corporation incorporated under the laws of Delaware.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Target Group” means the Target and its subsidiaries for the time being.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Rate Currency” means:

(A)	euro; and

(B)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 12.1 (Interest calculation if no Primary Term Rate).

“Term Reference Rate” means, in relation to a Term Rate Loan:

(A)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(B)	as otherwise determined pursuant to Clause 12.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

“Termination Date” means:

(A)	in relation to the Effective Date Facility, and subject to Clause 2.4 (Extension option), the Initial Termination Date;

(B)	in relation to each Accordion Facility, the date which is the earlier of:

(1)	the Termination Date applicable to the Effective Date Facility; and

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(2)	such earlier date, if any, specified as such in the Accordion Facility Notice in respect of that Accordion Facility,

or if, in each case, that date is not a Business Day, the preceding Business Day.

“Third Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 8 September 2021 and made between, among others, the Borrower and the Agent.

“Third Amendment and Restatement Fee Letter” means the Fee Letter under and as defined in the Third Amendment and Restatement Agreement.

“Total Borrowings” means, in respect of the Group, at any time, the aggregate of the following liabilities calculated at the nominal, principal or other amount at which the liabilities would be carried in a consolidated balance sheet of the Borrower drawn up at that time:

(A)	any moneys borrowed;

(B)	any acceptance under any acceptance credit (including any dematerialised equivalent);

(C)	any bond, note, debenture, loan stock or similar instrument;

(D)	any Finance Lease;

(E)	any moneys owing in connection with the sale or discounting of receivables (except to the extent that there is no recourse);

(F)	any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(G)	any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which is required, in accordance with IFRS, to be shown as an indebtedness or borrowing in the audited consolidated financial statements of the Group; and

(H)	any indebtedness of any person of a type referred to in paragraphs (A) to (G), above, which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group, and, in any event, excluding any accrual deficit of any member of the Group in respect of defined benefit pension schemes other than where such deficit is funded by any moneys borrowed.

“Total Accordion Facility Commitments” means, in relation to an Accordion Facility, the aggregate of the Accordion Facility Commitments relating to that Accordion Facility.

“Total Commitments” means, at any time, the aggregate of the Total Effective Date Facility Commitments and the Aggregate Total Accordion Facility Commitments, being $1,000,000,000 on the 2022 Effective Date.

“Total Effective Date Facility Commitments” means the aggregate of the Effective Date Facility Commitments being $1,000,000,000 on the 2022 Effective Date.

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“Trade Instruments” means any performance bonds, or advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group (and which does not have the commercial effect of borrowing).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(A)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(B)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means the Borrower at any time when some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan under a Facility is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

“VAT” means:

(A)	any value added tax imposed by the Value Added Tax Act 1994; and

(B)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(C)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (A) or (B) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(A)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

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(B)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(C)	in relation to any other applicable Bail-In Legislation:

(1)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(2)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(A)	Unless a contrary indication appears, any reference in any Finance Document to:

(1)	the “Agent”, any “Arranger”, any “Finance Party”, any “Lender”, or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(2)	“assets” includes present and future properties, revenues and rights of every description;

(3)	a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(4)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(5)	a “group of Lenders” includes all the Lenders;

(6)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

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(7)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(8)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(9)	a provision of law is a reference to that provision as amended or re-enacted;

(10)	a time of day is a reference to London time; and

(11)	the date of this Agreement means 27 January 2015.

(B)	There is no Arranger, and any references to an Arranger should be ignored when construing the Finance Documents.

(C)	Clause and schedule headings are for ease of reference only.

(D)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(E)	A Default is “continuing” if it has not been remedied or waived.

(F)	Except as provided to the contrary in this Agreement, an accounting term used in this Agreement is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(G)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(1)	any replacement page of that information service which displays that rate; and

(2)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower.

(H)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(I)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(1)	Schedule 14 (Reference Rate Terms); or

(2)	any earlier Reference Rate Supplement.

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(J)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(1)	Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 16 (Cumulative Compounded RFR Rate), as the case may be; or

(2)	any earlier Compounding Methodology Supplement.

(K)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3	Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America. “£” and “sterling” denote the lawful currency of the United Kingdom. “€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third party rights

(A)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(B)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	The Facilities

2.1	The Facilities

(A)	Subject to the terms of this Agreement, the Lenders make available to the Borrower a multicurrency revolving credit facility in an aggregate amount equal to the Total Effective Date Facility Commitments.

(B)	In addition, up to (at any time) four Accordion Facilities may be made available to the Borrower in accordance with Clause 3 (Accordion Option) in an aggregate amount of no more than $250,000,000.

2.2	Increase

(A)	The Borrower may by giving prior notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(1)	the Available Commitments of a Defaulting Lender in accordance with Clause 9.8 (Right of cancellation in relation to a Defaulting Lender); or

(2)	the Commitments of a Lender in accordance with:

(a)	Clause 9.1 (Illegality); or

(b)	Clause 9.5 (Right of replacement or repayment and cancellation in relation to a single Lender),

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request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(3)	the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(4)	the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(5)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(6)	the Commitments of the other Lenders shall continue in full force and effect; and

(7)	any increase in the Commitments relating to a Facility shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in Clause 2.2(B) are satisfied.

(B)	An increase in the Commitments relating to a Facility will only be effective on:

(1)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(2)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Borrower and the Increase Lender upon being so satisfied.

(C)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(D)	The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably and properly incurred by it in connection with any increase in Commitments under this Clause 2.2 (Increase).

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(E)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 25.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 25.6 (Procedure for transfer) and if the Increase Lender was a New Lender.

(F)	The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a Fee Letter.

(G)	Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(H)	Clause 25.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 (Increase) in relation to an Increase Lender as if references in that Clause 25.5 (Limitation of responsibility of Existing Lenders) to:

(1)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(2)	the “New Lender” were references to that “Increase Lender”; and

(3)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(A)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(B)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (C) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(C)	A Finance Party may, except as specifically stated in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4	Extension option

(A)	In this clause 2.4:

“Extending Lender” means a Lender which notifies the Agent, within the timeframe set out in paragraph (F) below, that it accepts the extension request set out in an Extension Notice.

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“Extension Notice Effective Date” means:

(1)	in respect of an extension requested pursuant to a First Anniversary Extension Notice, the first anniversary of the 2022 Effective Date; and

(2)	in respect of an extension requested pursuant to a Second Anniversary Extension Notice, the second anniversary of the 2022 Effective Date.

(B)	The Borrower may, by giving an Extension Notice to the Agent, request to extend the Termination Date of the Effective Date Facility and each Coterminous Accordion Facility, on up to two occasions.

(C)	An Extension Notice may only be given by the Borrower:

(1)	not more than 60 days and not less than 30 days before the first anniversary of the 2022 Effective Date (such notice, the “First Anniversary Extension Notice”); and

(2)	not more than 60 days and not less than 30 days before the second anniversary of the 2022 Effective Date (such notice, the “Second Anniversary Extension Notice”).

(D)	The Borrower may request:

(1)	in the First Anniversary Extension Notice, an extension to the date falling twelve Months after the Initial Termination Date, or if that extended date is not a Business Day, the preceding Business Day (such date being the “First Extension Termination Date”); and

(2)	in the Second Anniversary Extension Notice:

(a)	in respect of any Lender who agreed to an extension requested in a First Anniversary Extension Notice, an extension to the date falling 12 Months after the First Extension Termination Date; and

(b)	in respect of any Lender who did not agree to an extension requested in a First Anniversary Extension Notice (including where the Borrower had not submitted a First Anniversary Extension Notice), an extension to the date falling either 12 Months or 24 Months (at the Borrower’s election) after the Initial Termination Date, or, in each case, if that extended date is not a Business Day, the preceding Business Day (such date, in each case, being the “Second Extension Termination Date”).

(E)	The Agent shall promptly notify the Lenders of receipt by it of an Extension Notice. Each Lender shall have the right, in its absolute discretion to accept or reject the extension request set out in any Extension Notice.

(F)	Any Lender that wishes to accept the extension request set out in an Extension Notice shall notify the Agent no later than 10 Business Days prior to the relevant Extension Notice Effective Date. The Agent shall notify the Borrower of the identity of each such Extending Lender and of the amount of Commitments which are to be extended.

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(G)	On the relevant Extension Notice Effective Date, the Termination Date in respect of the participations and Commitments of each Extending Lender under the Effective Date Facility and each Coterminous Accordion Facility shall be extended to the First Extension Termination Date or the Second Extension Termination Date, as the case may be, provided that:

(1)	on the date of the relevant Extension Notice and on the Extension Notice Effective Date:

(a)	no Event of Default has occurred and is continuing;

(b)	the Repeating Representations (other than the representation set out in Clause 20.14 (Sanctions)) are true in all material respects; and

(c)	the representation set out in Clause 20.14 (Sanctions)) is true; and

(2)	the fee payable pursuant to paragraph (H) below has been paid.

(H)	On or before the relevant Extension Notice Effective Date, the Borrower shall pay to the Agent (for the account of the Extending Lenders) an extension fee:

(1)	(in relation to the First Anniversary Extension Notice) in an amount equal to 0.05 per cent. of the aggregate of the Extending Lenders’ Commitments under the Effective Date Facility and each Coterminous Accordion Facility as at the Extension Notice Effective Date; and

(2)	(in relation to the Second Anniversary Extension Notice) in an amount equal to:

(a)	(in the case of an extension of 12 Months from the First Extension Termination Date) 0.05 per cent.;

(b)	(in the case of an extension of 12 Months from the Initial Termination Date) 0.05 per cent.; or

(c)	(in the case of an extension of 24 Months from the Initial Termination Date) 0.10 per cent.,

of the aggregate of the Extending Lenders’ Commitments under the Effective Date Facility and each Coterminous Accordion Facility as at the Extension Notice Effective Date.

3.	Accordion Option

3.1	Selection of Accordion Facility Lenders

(A)	Subject to the provisions of this Clause 3 (Accordion Option) and provided that:

(1)	no Default is then continuing or would occur as a result of the establishment of the relevant Accordion Facility;

(2)	the Accordion Facility Proposed Size the subject of the relevant Accordion Facility Proposal is no less than $50,000,000 and no more than, when aggregated with any existing Accordion Facility Commitments under any already existing Accordion Facility which have not otherwise been repaid and/or cancelled pursuant to this Agreement and the amounts of the Accordion Facility Proposed Size under any other Accordion Facilities that have been requested but are not yet effective, $250,000,000,

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the Borrower may solicit participations in any proposed Accordion Facility by delivery of an Accordion Facility Proposal to the Agent and:

(3)	each Accordion Option A Lender; and

(4)	any Accordion Option B Lender(s) which the Borrower may select in its sole discretion,

such Lenders being, with respect to each Accordion Facility Proposal, the “Invited Lenders”.

(B)	Upon receipt of an Accordion Facility Proposal under Clause 3.1(A), each Invited Lender shall have the right (but not the obligation) by no later than 5 pm on the last day of the Accordion Facility Tender Period to notify the Borrower and the Agent of the proposed Accordion Facility Commitment that it unconditionally offers to make available in respect of the proposed Accordion Facility (each Lender who exercises such right being, with respect to that Accordion Facility Proposal, an “Accordion Facility Participating Lender”). Any Invited Lender which has not responded by 5 pm on the last day of the Accordion Facility Tender Period shall be deemed to have declined the invitation to participate in the Accordion Facility the subject of the relevant Accordion Facility Proposal.

(C)	If the aggregate amount of the proposed Accordion Facility Commitments offered by the Accordion Facility Participating Lenders pursuant to Clause 3.1(B) above in respect of an Accordion Facility Proposal exceeds the Accordion Facility Proposed Size set out in that Accordion Facility Proposal, those proposed Accordion Facility Commitments shall be reduced to the extent necessary such that each such Accordion Facility Participating Lender’s Accordion Facility Commitments are no greater than the proportion borne by the aggregate of its Commitments to the aggregate of the Commitments of all of the Accordion Facility Participating Lenders in respect of that Accordion Facility Proposal (such proportion being, in respect of each Accordion Facility Participating Lender, its “Pro Rata Share”).

(D)	If at the end of the relevant Accordion Facility Tender Period (or earlier if all of the Lenders have responded prior to the end of that Accordion Facility Tender Period) the amount of the proposed Accordion Facility Commitments requested by the Borrower in the relevant Accordion Facility Proposal are not fully (or not at all) subscribed for by the Invited Lenders (the difference between the Accordion Facility Proposed Size and the Accordion Facility Commitments subscribed for by any Invited Lenders being the “Accordion Facility Shortfall”), the Borrower may invite (in its sole discretion):

(1)	any Accordion Facility Participating Lender in respect of that Accordion Facility Proposal to further increase its Accordion Facility Commitment to an amount in excess of its Pro Rata Share; and/or

(2)

(a)	any Accordion Option B Lender which was not otherwise selected as an Invited Lender pursuant to Clause 3.1(A)(4) above; and/or

31

(b)	any other banks, financial institutions, trusts, funds or other entities selected by the Borrower,

to participate in the proposed Accordion Facility,

in each case in such amounts, by reference to the Accordion Facility Shortfall, as the Borrower may determine in its sole discretion and provided that, in the case of Clause 3.1(D)(2)(b) above, such person(s) sign and deliver to the Agent prior to the relevant Accordion Facility Establishment Date an Accordion Facility Lender Certificate.

(E)	For the avoidance of doubt no Lender shall have any obligation to become an Accordion Facility Lender and any decision by a Lender to become an Accordion Facility Lender in accordance with this Clause 3 shall be made in its sole discretion.

3.2	Delivery of Accordion Facility Notice

On completion of the process set out in Clause 3.1 (Selection of Accordion Facility Lenders), the Borrower may request the establishment of an Accordion Facility by delivering the Agent a duly completed Accordion Facility Notice signed by the Borrower and each of the applicable Accordion Facility Lenders not later than 5 Business Days prior to the proposed Accordion Facility Establishment Date specified in that Accordion Facility Notice (or such other later prior to the proposed Accordion Facility Establishment Date as the Agent may otherwise agree).

3.3	Completion of an Accordion Facility Notice

(A)	Each Accordion Facility Notice is irrevocable and will not be regarded as having been duly completed unless:

(1)	it sets out, in respect of the proposed Accordion Facility:

(a)	the full legal names of the Accordion Facility Lenders and the amount of each of their Accordion Facility Commitments; and

(b)	the Termination Date; and

(2)	the Accordion Facility Lenders and the Accordion Facility Commitments set out in that Accordion Facility Notice have been selected and allocated in accordance with Clause 3.1 (Selection of Accordion Facility Lenders).

(B)	Only one Accordion Facility may be requested in an Accordion Facility Notice.

3.4	Maximum number of Accordion Facilities

The Borrower may not deliver an Accordion Facility Notice if as a result of the establishment of the proposed Accordion Facility there would be more than four Accordion Facilities in existence under this Agreement (and for the avoidance of doubt any Accordion Facility previously established in respect of which all Accordion Facility Commitments have been cancelled and/or repaid shall no longer be in existence for these purposes).

3.5	Accordion Facility Terms

(A)	Each Accordion Facility established under the provisions of this Clause 3 (Accordion Option) shall, other than to the extent expressly provided to the contrary in this Agreement, be made available to the Borrower by the relevant Accordion Facility Lender(s) on the same terms as the Effective Date Facility.

(B)	The Termination Date for each Accordion Facility must be no later than than the Termination Date for the Effective Date Facility.

3.6	Conditions to establishment

The establishment of an Accordion Facility will only be effected in accordance with Clause 3.7 (Establishment of Accordion Facility) if:

(A)	on the date of the Accordion Facility Notice and on the Accordion Facility Establishment Date no Default is continuing or would result from the establishment of the proposed Accordion Facility; and

(B)	each Accordion Facility Lender which is not already a Lender hereunder has delivered an Accordion Facility Lender Certificate to the Agent and the Borrower on or before the Accordion Facility Establishment Date.

3.7	Establishment of Accordion Facility

(A)	If the conditions set out in this Agreement have been met, the establishment of an Accordion Facility is effected in accordance with Clause 3.7(C) when the Agent executes an otherwise duly completed Accordion Facility Notice. The Agent shall, subject to Clause 3.7(B), as soon as reasonably practicable after receipt by it of a duly completed Accordion Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Facility Notice.

(B)	The Agent shall only be obliged to execute an Accordion Facility Notice delivered to it by the Borrower once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the establishment of the relevant Accordion Facility.

(C)	On the Accordion Facility Establishment Date:

(1)	subject to the terms of this Agreement, the relevant Accordion Facility Lenders make available to the Borrower a multicurrency revolving credit facility in an aggregate amount equal to the Total Accordion Facility Commitments specified in the Accordion Facility Notice;

(2)	each Accordion Facility Lender shall assume all the obligations of a Lender corresponding to the Accordion Facility Commitment (the “Assumed Accordion Facility Commitment”) specified opposite its name in the Accordion Facility Notice as if it was an Original Lender with respect to that Accordion Facility Commitment;

(3)	the Borrower and each Accordion Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and that Accordion Facility Lender would have assumed and/or acquired had that Accordion Facility Lender been an Original Lender with respect to the Assumed Accordion Facility Commitment;

(4)	each Accordion Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Facility Lender and those Finance Parties would have assumed and/or acquired had the Accordion Facility Lender been an Original Lender with respect to the Assumed Accordion Facility Commitment; and

(5)	each Accordion Facility Lender (if not already a Lender) shall become a Party as a Lender.

3.8	Notification of establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Accordion Facility notify the Borrower and the Lenders of that establishment and the applicable Accordion Facility Establishment Date.

3.9	Accordion Facility fees

The Borrower shall, on the Accordion Facility Establishment Date in relation to an Accordion Facility, pay to the Agent (for the account of the relevant Accordion Facility Lenders) a fee equal to 0.05 per cent. of the Total Accordion Facility Commitments under that Accordion Facility.

3.10	Prior amendments binding

Each Accordion Facility Lender, by executing an Accordion Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Accordion Facility requested in that Accordion Facility Notice became effective.

3.11	Limitation of responsibility

Clause 25.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 3 (Accordion Option) in relation to each Accordion Facility Lender as if references in that Clause 25.5 (Limitation of responsibility of Existing Lenders) to:

(A)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant Accordion Facility Establishment Date;

(B)	the “New Lender” were references to that Accordion Facility Lender; and

(C)	a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”.

4.	Purpose

4.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facilities for the general corporate purposes of the Group (which shall include, for the avoidance of doubt, the refinancing of any Accordion Facility).

4.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5.	Conditions of Utilisation

5.1	Initial conditions precedent

(A)	The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent to Initial Utilisation) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(B)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 5.1(A), the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

5.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(A)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(B)	the Repeating Representations to be made by the Borrower are correct in all material respects.

5.3	Conditions relating to Optional Currencies

(A)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(1)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Utilisation Date for that Utilisation;

(2)	it is sterling or euros or has been approved by the Agent (acting on the instructions of all the Lenders under the applicable Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation under the applicable Facility; and

(3)	there are Reference Rate Terms for that currency.

(B)	If the Agent has received a written request from the Borrower for a currency to be approved under Clause 5.3(A)(2), the Agent will confirm to the Borrower by the Specified Time:

(1)	whether or not the Lenders in respect of the applicable Facility have granted their approval; and

(2)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

5.4	Maximum number of Loans

(A)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 15 Loans would be outstanding.

(B)	Any Loan made by a single Lender under Clause 7.2 (Unavailability of a currency) shall not be taken into account in this Clause 5.4 (Maximum number of Utilisations).

6.	Utilisation

6.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request in relation to that Facility not later than the Specified Time.

6.2	Completion of a Utilisation Request

(A)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(1)	it identifies the Facility to be utilised;

(2)	the proposed Utilisation Date is a Business Day within the Availability Period for that Facility;

(3)	the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount); and

(4)	the proposed Interest Period complies with Clause 11 (Interest Periods).

(B)	Only one Loan may be requested in each Utilisation Request.

6.3	Currency and amount

(A)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(B)	The amount of the proposed Loan under a Facility must be:

(1)	if the currency selected is the Base Currency, a minimum of $5,000,000 or, if less, the Available Facility for that Facility; or

(2)	if the currency selected is sterling or euros, an amount in that currency with an equivalent minimum Base Currency Amount of $5,000,000 or if less, the Available Facility for that Facility; or

(3)	if the currency selected is an Optional Currency other than sterling or euros, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to Clause 5.3(B)(2) or, if less, the Available Facility for that Facility; and

(4)	in any event such that its Base Currency Amount is less than or equal to the Available Facility for that Facility.

(C)	The maximum aggregate Base Currency Amount of all Loans shall not exceed the Total Commitments.

6.4	Lenders’ participation

(A)	If the conditions set out in this Agreement have been met and subject to Clause 8 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(B)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(C)	The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 30.1 (Payments to the Agent), in each case by the Specified Time.

6.5	Cancellation of Commitments

The Commitments under a Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Facility.

7.	Optional Currencies

7.1	Selection of currency

The Borrower shall select the currency of a Utilisation in a Utilisation Request.

7.2	Unavailability of a currency

If before the Specified Time:

(A)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(B)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 7.2 (Unavailability of a currency) will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

7.3	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with Clause 6.4(B) (Lenders’ participation).

8.	Repayment of Loans

8.1	The Borrower shall repay each Loan on the last day of its Interest Period.

8.2	Without prejudice to the Borrower’s obligation under Clause 8.1, if:

(A)	one or more Loans under the same Facility are to be made available to the Borrower:

(1)	on the same day that a maturing Loan under that Facility is due to be repaid by the Borrower;

(2)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 7.2 (Unavailability of a currency)); and

(3)	in whole or in part for the purpose of refinancing the maturing Loan; and

(B)	the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(1)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(a)	the Borrower will only be required to make a payment under Clause 30.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(b)	each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 30.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(2)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(a)	the Borrower will not be required to make a payment under Clause 30.1 (Payments to the Agent); and

(b)	each Lender will be required to make a payment under Clause 30.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

8.3	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date for the Facility in respect of which those Loans are outstanding and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

8.4	If the Borrower makes a prepayment of a Utilisation pursuant to Clause 9.4 (Voluntary prepayment of Loans), the Borrower may prepay a Separate Loan by giving not less than five Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this Clause 8.4 to the Defaulting Lender concerned as soon as practicable on receipt.

8.5	Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

8.6	The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with Clause 8.3 to Clause 8.5, in which case those Clauses shall prevail in respect of any Separate Loan.

9.	Prepayment and Cancellation

9.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(A)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(B)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(C)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 9.5(D) (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitments shall be cancelled in the amount of the participations repaid.

9.2	Change of control

(A)	If any person or group of persons acting in concert gains control of the Borrower other than by way of a Permitted Reorganisation the Borrower shall promptly notify the Agent upon becoming aware of that event.

(B)	After the delivery of a notification under Clause 9.2(A):

(1)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(2)	the Agent (on behalf of the Lenders) and the Borrower shall negotiate in good faith for a period of not less than 45 days with a view to resolving any concerns of the Lenders arising from that change of control and the continuation of the Facilities (on the same or alternative terms). If, at the expiry of that 45 day period, the concerns of the Lenders arising from the change of control have not been resolved to the satisfaction of the Lenders, then, if a Lender so requires, the Agent shall, within five days after the end of the 45 day period, by notice to the Borrower:

(a)	cancel the Commitments of that Lender; and

(b)	declare that Lender’s share in all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents in respect of that Lender’s share, to be immediately due and payable.

Any such notice shall take effect in accordance with its terms.

(C)	For the purpose of Clause 9.2(A) “control” has the meaning given to it section 450 of the Corporation Tax Act 2010.

(D)	For the purpose of Clause 9.2(A) “acting in concert” has the meaning given to it in the City Code on Takeover and Mergers.

9.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice cancel the whole or any part (being a minimum amount of $1,000,000 (or its equivalent in any Optional Currency)) of any Available Facility. Any cancellation under this Clause 9.3 (Voluntary cancellation) shall reduce the Commitments of the Lenders under that Facility rateably.

9.4	Voluntary prepayment of Loans

(A)	The Borrower may, if it gives the Agent not less than:

(1)	in the case of a Term Rate Loan, three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; or

(2)	in the case of a Compounded Rate Loan, five RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice,

prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $1,000,000 (or its equivalent in any Optional Currency)).

(B)	The Borrower may not prepay the whole or any part of a Compounded Rate Loan more than four times in any 12 Month period (or otherwise agreed with the Agent and the Majority Lenders).

9.5	Right of replacement or repayment and cancellation in relation to a single Lender

(A)	If:

(1)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.3 (Market disruption) or Clause 14.2(C) (Tax gross-up); or

(2)	any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with Clause 9.5(D).

(B)	On receipt of a notice of cancellation referred to in Clause 9.5(A), the Commitment(s) of that Lender shall immediately be reduced to zero.

(C)	On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under Clause 9.5(A) (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Utilisation.

(D)	If:

(1)	any of the circumstances set out in Clause 9.5(A) apply to a Lender; or

(2)	the Borrower becomes obliged to pay any amount in accordance with Clause 9.1 (Illegality) to any Lender,

the Borrower may, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations, all accrued interest (to the extent that the Agent has not given a notification under Clause 25.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(E)	The replacement of a Lender pursuant to Clause 9.5(D) shall be subject to the following conditions:

(1)	the Borrower shall have no right to replace the Agent;

(2)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(3)	in no event shall the Lender replaced under Clause 9.5(D) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(4)	the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 9.5(D) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(F)	A Lender shall perform the checks described in Clause 9.5(E)(4) as soon as reasonably practicable following delivery of a notice referred to in Clause 9.5(D) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

9.6	Restrictions

(A)	Any notice of cancellation or prepayment given by any Party under this Clause 9 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(B)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(C)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(D)	The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(E)	Subject to Clause 2.2 (Increase) and without prejudice to the establishment of any Accordion Facility as permitted by Clause 3 (Accordion Option), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(F)	If the Agent receives a notice under this Clause 9 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(G)	If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 5.2 (Further conditions precedent)), an amount of that Lender’s Commitments (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) under the Facility to which that Loan relates will be deemed to be cancelled on the date of repayment or prepayment.

(H)	For the avoidance of doubt, any Commitments cancelled or repaid under any Accordion Facility will not preclude the establishment of another Accordion Facility in accordance with Clause 3 (Accordion Option) provided that the Aggregate Total Accordion Facility Commitments at any one time are no greater than $250,000,000.

9.7	Application of prepayments

Any prepayment of a Utilisation pursuant to Clause 9.2 (Change of control) or Clause 9.4 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Utilisation.

9.8	Right of cancellation in relation to a Defaulting Lender

(A)	If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(B)	On the notice referred to in Clause 9.8(A) becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(C)	The Agent shall as soon as practicable after receipt of a notice referred to in Clause 9.8(A), notify all the Lenders.

10.	Interest

10.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(A)	Margin; and

(B)	Term Reference Rate.

10.2	Calculation of interest – Compounded Rate Loans

(A)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(1)	Margin; and

(2)	Compounded Reference Rate for that day.

(B)	If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

10.3	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

10.4	Default interest

(A)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 10.4(B), is one per cent, per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.4 (Default interest) shall be immediately payable by the Borrower on demand by the Agent.

(B)	If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(1)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(2)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(C)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.5	Notification

(A)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to a Term Rate Loan.

(B)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(1)	the Borrower of that Compounded Rate Interest Payment;

(2)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(3)	the relevant Lenders and the Borrower of:

(a)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(b)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (B) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 12.4 (Cost of funds).

(C)	The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

(D)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 12.4 (Cost of funds) applies.

(E)	This Clause 10.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

11.	Interest Periods

11.1	Selection of Interest Periods

(A)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(B)	Subject to this Clause 11 (Interest Periods), the Borrower may select an Interest Period of any period specified in the applicable Reference Rate Terms or of any other period agreed between the Borrower, the Agent and all of the Lenders in relation to the relevant Loan.

(C)	With respect to the first utilisation of any Accordion Facility, the Borrower may select an Interest Period for an Accordion Facility Loan so that it ends on the last day of an Interest Period for any Loan outstanding as at the date that Accordion Facility Loan is first utilised.

(D)	An Interest Period for a Loan shall not extend beyond the Termination Date for the Facility under which that Loan was borrowed.

(E)	Each Interest Period for a Loan shall start on the Utilisation Date for that Loan.

(F)	A Loan has one Interest Period only.

(G)	No Interest Period shall be longer than six Months.

(H)	The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 12.1 (Interest calculation if no Primary Term Rate)

11.2	Non-Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

12.	Changes to the Calculation of Interest

12.1	Interest calculation if no Primary Term Rate

(A)	Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(B)	Alternative Term Rate: If paragraph (A) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the aggregate of:

(1)	the Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; and

(2)	any applicable Alternative Term Rate Adjustment.

(C)	Interpolated Alternative Term Rate: If paragraph (B) above applies but no Alternative Term Rate is available for the Interest Period of that Loan, the applicable Term Reference Rate shall be the aggregate of:

(1)	the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Loan; and

(2)	any applicable Alternative Term Rate Adjustment.

(D)	Compounded Reference Rate or cost of funds: If paragraph (C) above applies but it is not possible to calculate the Interpolated Alternative Term Rate then:

(1)	if “Compounded Reference Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:

(a)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 10.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and

(b)	that Loan shall be a “Compounded Rate Loan” for that Interest Period and Clause 10.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and

(2)	if:

(a)	“Compounded Reference Rate will not apply as a fallback” and

(b)	“Cost of funds will apply as a fallback”,

are specified in the Reference Rate Terms for that Loan, Clause 12.4 (Cost of funds) shall apply to that Loan for that Interest Period.

12.2	Interest calculation if no RFR or Central Bank Rate

If:

(A)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(B)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 12.4 (Cost of funds) shall apply to that Loan for that Interest Period.

12.3	Market disruption

If:

(A)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(B)	before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 12.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

12.4	Cost of funds

(A)	If this Clause 12.4 applies to a Loan for an Interest Period neither Clause 10.1 (Calculation of interest – Term Rate Loans) nor Clause 10.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(1)	the applicable Margin; and

(2)	the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(B)	If this Clause 12.4 (Cost of funds) applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(C)	Any alternative basis agreed pursuant to paragraph (B) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(D)	If this Clause 12.4 applies pursuant to Clause 12.3 (Market disruption) and:

(1)	a Lender's Funding Rate is less than the relevant Market Disruption Rate; or

(2)	a Lender does not notify a rate to the Agent by the relevant Reporting Time,

that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (A) above, to be the Market Disruption Rate for that Loan.

(E)	Subject to paragraph (D) above if this Clause 12.4 applies but any Lender does not notify a rate to the Agent by the Reporting Time for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

12.5	Notification to the Borrower

If Clause 12.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

12.6	Break Costs

(A)	If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, the Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(B)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

13.	Fees

13.1	Commitment fee

(A)	The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate per annum equal to 35 per cent. of the applicable Margin on that Lender’s Available Commitment in respect of a Facility for the Availability Period for that Facility.

(B)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(C)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

13.2	Arrangement fee

The Borrower shall pay to each of the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4	Utilisation Fee

(A)	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at a rate of:

(1)	0.075 per cent. per annum on the amount of each Lender’s participation in the Loans for each day on which the aggregate amount of the Loans is less than 33⅓ per cent. of the aggregate of the Total Commitments;

(2)	0.15 per cent. per annum on the amount of each Lender’s participation in the Loans for each day on which the aggregate amount of the Loans is equal to or greater than 33⅓ per cent. but is less than 66⅔ per cent. of the aggregate of the Total Commitments; and

(3)	0.30 per cent. per annum on the amount of each Lender’s participation in the Loans for each day on which the aggregate amount of the Loans is equal to or greater than 66⅔ per cent. of the aggregate of the Total Commitments.

(B)	Such utilisation fee is payable on the amount of each Lender’s share in the Loans.

(C)	The accrued utilisation fee is payable on the last day of each successive period of three months. The accrued utilisation fee is also payable to the Agent for a Lender on the date that its Commitment is cancelled and its share in the Loans are prepaid or repaid in full.

14.	Tax Gross-Up and Indemnities

14.1	Definitions

(A)	In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the Borrower, which:

(1)	where it relates to a Treaty Lender that is an Original Lender or an Acceding Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in, as applicable, Part 1 or Part 2 of Schedule 1 (The Original Lenders and Acceding Lenders), or

(2)	where it relates to a Treaty Lender that is a New Lender, an Increase Lender or an acceding Accordion Facility Lender contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant documentation which it executes on becoming a Party as a Lender.

“Form DTTP2” means HM Revenue & Customs Form DTTP2, Form DTTP2A or such other prescribed form of notification as HM Revenue & Customs specifies from time to time shall be used pursuant to the HMRC DT Treaty Passport scheme.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(1)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)	a Lender:

(i)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)	a Lender which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(aa)	a company so resident in the United Kingdom; or

(bb)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA;

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(c)	a Treaty Lender; or

(2)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA; or

(3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(1)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(2)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(3)	fulfils any conditions or requirements for full exemption from Tax imposed by the United Kingdom on interest pursuant to such Treaty (subject to completion of any necessary procedural formalities).

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means, where a Lender becomes a Party after the 2018 Effective Date, a Lender which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.

(B)	Unless a contrary indication appears, in this Clause 14 (Tax Gross-Up and Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(A)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(B)	The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(C)	If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D)	A payment shall not be increased under Clause 14.2(C) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(1)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(2)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (1)(b) of the definition of Qualifying Lender and:

(a)	an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Borrower a certified copy of that Direction; and

(b)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(3)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (1)(b) of the definition of Qualifying Lender and:

(a)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(b)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(4)	the relevant Lender is a Treaty Lender and the Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 14.2(G).

(E)	If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(F)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(G)

(1)	Subject to Clause 14.2(G)(2) and Clause 14.2(G)(3), a Treaty Lender and the Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

(2)	Nothing in Clause 14.2(G)(1) shall require a Treaty Lender to:

(a)	register under the HMRC DT Treaty Passport scheme; or

(b)	apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered.

(3)

(a)	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into (or, in the case of an Acceding Lender, on the 2018 Effective Date) that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in, as applicable, Part 1 or Part 2 of Schedule 1 (The Original Lenders and Acceding Lenders); and

(b)	a New Lender, an Increase Lender or an acceding Accordion Facility Lender that is a Treaty Lender which holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender,

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and, having done so, that Lender shall automatically be deemed to have discharged all its obligations and responsibilities pursuant to Clause 14.2(G)(1).

(H)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 14.2(G)(3):

(1)	such confirmation shall constitute notification by such Lender to the Borrower that the Lender wishes the HMRC DT Treaty Passport scheme to apply to this Agreement and that pursuant to such scheme the Borrower must comply with its obligations under Clause 14.2(H)(2); and

(2)	the Borrower shall file a duly completed Form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of, as applicable, (i) the date of this Agreement, (ii) the 2018 Effective Date (in the case of an Acceding Lender), or (iii) the date on which that Treaty Lender becomes a Party as a Lender in the case of a New Lender, Increase Lender or Accordion Facility Lender.

(I)	If a Lender has confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 14.2(G)(3) and the Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(1)	such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)	HM Revenue & Customs has not issued to the Borrower a direction pursuant to Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations (SI 1970/488) that interest under the Facilities can be paid without a Tax Deduction pursuant to the relevant Treaty within 30 Business Days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, then that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(J)	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 14.2(G)(3), the Borrower shall not make the Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees in writing.

(K)	The Borrower shall, promptly on making the Borrower DTTP Filing, deliver a copy of the Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(L)	A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

14.3	Tax indemnity

(A)	The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

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(B)	Clause 14.3(A) shall not apply:

(1)	with respect to any Tax assessed on a Finance Party:

(a)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(2)	to the extent a loss, liability or cost:

(a)	is compensated for by an increased payment under Clause 14.2 (Tax gross-up);

(b)	would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 14.2(D) applied; or

(c)	relates to a FATCA Deduction required to be made by a Party.

(C)	A Protected Party making, or intending to make, a claim under Clause 14.3(A) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(D)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 14.3 (Tax indemnity), notify the Agent.

14.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(A)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(B)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

14.5	Lender status confirmation

Each Lender which becomes a Party to this Agreement after the 2018 Effective Date shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to the Borrower, which of the following categories it falls in:

(A)	not a Qualifying Lender;

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(B)	a Qualifying Lender (other than a Treaty Lender); or

(C)	a Treaty Lender.

If a New Lender, an Increase Lender or an acceding Accordion Facility Lender fails to indicate its status in accordance with this Clause 14.5 (Lender status confirmation) then such New Lender, Increase Lender or acceding Accordion Facility Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, any documentation executed by a Lender on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 14.5 (Lender status confirmation).

14.6	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.7	VAT

(A)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply and, accordingly, subject to Clause 14.7(B), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(B)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(1)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 14.7(B)(1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

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(C)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(D)	Any reference in this Clause 14.7 (VAT) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to any member of such group at such time which is responsible for, or paying VAT on behalf of such group, or on behalf of any or all of the members thereof (including, in a UK context, the “representative member” as defined in the Value Added Tax Act 1994).

(E)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.8	FATCA Information

(A)	Subject to Clause 14.8(C), each Party shall, within ten Business Days of a reasonable request by another Party:

(1)	confirm to that other Party whether it is:

(a)	a FATCA Exempt Party; or

(b)	not a FATCA Exempt Party;

(2)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(3)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(B)	If a Party confirms to another Party pursuant to Clause 14.8(A)(1) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(C)	Clause 14.8(A) shall not oblige any Finance Party to do anything, and Clause 14.8(A)(3) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(1)	any law or regulation;

(2)	any fiduciary duty; or

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(3)	any duty of confidentiality.

(D)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 14.8(A)(1) or 14.8(A)(2) (including, for the avoidance of doubt, where Clause 14.8(C) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(E)	If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(1)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(2)	where the Borrower is a US Tax Obligor and the relevant Lender is an Acceding Lender, the 2018 Effective Date;

(3)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(4)	where the Borrower is a US Tax Obligor on a date on which an increase in Commitments takes effect and the relevant Lender is an Increase Lender, that date;

(5)	where the Borrower is a US Tax Obligor on an Accordion Facility Establishment Date and the relevant Lender is an acceding Accordion Facility Lender, that Accordion Facility Establishment Date; or

(6)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(a)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(b)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(F)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 14.8(E) to the Borrower.

(G)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 14.8(E) is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

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(H)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 14.8(E) or Clause 14.8(G) without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 14.8(E), Clause 14.8(F) or Clause 14.8(G).

14.9	FATCA Deduction

(A)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(B)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

15.	Increased Costs

15.1	Increased Costs

(A)	Subject to Clause 15.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(1)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the 2018 Effective Date or, in the case of any New Lender, Accordion Facility Lender or Increase Lender not otherwise party to this Agreement as a Lender on the 2018 Effective Date, after the date on which it became party to this Agreement as a Lender;

(2)	compliance with any law or regulation made after the 2018 Effective Date or, in the case of any New Lender, Accordion Facility Lender or Increase Lender not otherwise party to this Agreement as a Lender on the 2018 Effective Date, after the date on which it became party to this Agreement as a Lender; or

(3)	the implementation or application of, or compliance with, Basel III or any law or regulation which implements Basel III including, for the avoidance of doubt, and without prejudice to the foregoing, CRD IV, but only insofar as it relates to the implementation of Basel III, (whether such implementation, application or compliance is by a government, regulator or a Finance Party) but only to the extent the relevant Finance Party did not know (and could not reasonably have known) about the relevant Basel III or CRD IV Increased Costs at the 2018 Effective Date or, in the case of any New Lender, Accordion Facility Lender or Increase Lender not otherwise party to this Agreement as a Lender on the 2018 Effective Date, at the date on which it became party to this Agreement as a Lender.

(B)	In this Agreement:

(1)	“Basel III” means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

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(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(2)	“CRD IV” means EU CRD IV and UK CRD IV;

(3)	“EU CRD IV” means:

(a)	Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(b)	Directive 2013/36EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC;

(4)	“Increased Costs” means:

(a)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document;

(5)	“UK CRD IV” means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

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(b)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(c)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

15.2	Increased cost claims

(A)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall, promptly upon becoming aware of the same, notify the Agent of the circumstances giving rise to the claim and the amount of the claim, following which the Agent shall promptly notify the Borrower.

(B)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide to the Borrower a certificate confirming the amount and (other than in respect of any Increased Cost attributable to Basel III) the basis of calculation (in reasonable detail) of its Increased Cost, provided that, if so requested by any Finance Party, the Borrower shall enter into a Confidentiality Undertaking with that Finance Party on terms mutually acceptable to the Borrower and that Finance Party in respect of the information contained in that certificate. For the avoidance of doubt, the certificate shall not include any information the disclosure of which is prohibited by law, regulation or court order or any information which is price-sensitive in relation to listed shares or instruments issued by that Lender or any of its Affiliates.

15.3	Exceptions

(A)	Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(1)	attributable to a Tax Deduction required by law to be made by the Borrower;

(2)	attributable to a FATCA Deduction required to be made by a Party;

(3)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 14.3(B) applied);

(4)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(5)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

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(6)	attributable to the implementation or application of or compliance by a Finance Party and/or its Affiliates with the bank levy imposed by the United Kingdom government under the Finance Act 2011 or any other levy or Tax of a similar nature in any jurisdiction in force as at the date of this Agreement.

(B)	In this Clause 15.3 (Exceptions), a reference to a “Tax Deduction” has the same meaning given to that term in Clause 14.1 (Definitions).

16.	Other Indemnities

16.1	Currency indemnity

(A)	If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(1)	making or filing a claim or proof against the Borrower;

(2)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(B)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(A)	the occurrence of any Event of Default;

(B)	a failure by it to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(C)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(D)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

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16.3	Indemnity to the Agent

(A)	The Borrower shall promptly, following a written demand from the Agent, indemnify the Agent against any cost, loss or liability properly incurred by the Agent (acting reasonably) as a result of:

(1)	investigating any event which it reasonably believes is a Default;

(2)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(3)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

(B)	The Agent shall notify the Borrower promptly of any of the events in Clause 16.3(A) taking place.

17.	Mitigation by the Lenders

17.1	Mitigation

(A)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(B)	Clause 17.1(A) does not in any way limit the obligations of the Borrower under the Finance Documents.

(C)	Each Finance Party shall notify the Agent, as soon as reasonably practicable if it becomes aware that any circumstances of the kind described in Clause 17.1(A) have arisen following which the Agent shall promptly notify the Borrower.

17.2	Limitation of liability

(A)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(B)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.	Costs and Expenses

18.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent and each of the Arrangers the amount of all reasonable costs and expenses (including legal fees on and subject to the terms agreed with the relevant Party’s legal advisers) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(A)	this Agreement and any other documents referred to in this Agreement; and

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(B)	any other Finance Documents executed after the date of this Agreement.

18.2	Amendment costs

If:

(A)	it requests an amendment, waiver or consent; or

(B)	an amendment is required pursuant to Clause 30.10 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all reasonable costs and expenses reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

19.	[Clause not used]

20.	Representations

The Borrower makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.1	Status

(A)	It is duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(B)	It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are, legal, valid, binding and enforceable obligations.

20.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(A)	any law or regulation applicable to it;

(B)	its constitutional documents; or

(C)	any document which is binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets, the breach of which would have a Material Adverse Effect.

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20.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5	Authorisations

All Authorisations required by it to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party have been obtained or effected and are in full force and effect.

20.6	Governing law and enforcement

(A)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(B)	Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

20.7	Deduction of Tax

It is not required to make any Tax Deduction (as defined in Clause 14.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is:

(A)	a Qualifying Lender:

(1)	falling within paragraph (1)(a) of the definition of “Qualifying Lender”; or

(2)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (1)(b) of the definition of “Qualifying Lender”; or

(3)	falling within paragraph (2) of the definition of “Qualifying Lender” or;

(B)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

20.8	No filing or stamp taxes

As at the date of this Agreement and under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents.

20.9	No default

(A)	No Event of Default is continuing or will result from the entry into of, or the performance of any transaction contemplated by, any Finance Document.

(B)	No other event is continuing which constitutes a default under any other document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

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20.10	No misleading information

(A)	Any written factual information provided by or on behalf of any member of the Group in relation to any Finance Document was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(B)	Nothing has occurred or been omitted from the written factual information referred to in Clause 20.10(A) and no information has been given or withheld that results in the information being untrue or misleading in any material respect.

20.11	Financial statements

In the case of the Borrower:

(A)	the Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement;

(B)	the Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Borrower) unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement; and

(C)	there has been no material adverse change in the consolidated financial condition of the Borrower since the date of the Original Financial Statements.

20.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened in writing, which are reasonably likely to be determined against it (taking into account the likelihood of success of those proceedings) and which, if they were so adversely determined, would be reasonably likely to have a Material Adverse Effect.

20.14	Sanctions

(A)	Neither the Borrower nor any of its Subsidiaries or, to its knowledge, any of its directors are:

(1)	a designated target of, or is controlled by or a Subsidiary of, directly or indirectly, any person which is currently a designated target of any Sanctions;

(2)	located or organised under the laws of Crimea, Cuba, Iran, North Korea or Syria, in each case only where, as at the date of this Agreement, that country is the subject of Sanctions; or

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(3)	subject to any claim, proceeding, formal notice or investigation with respect to Sanctions.

(B)	In relation to each Lender that notifies the Agent to this effect (each a “Restricted Bank”) this Clause 20.14 (Sanctions) shall only apply for the benefit of that Restricted Bank to the extent that this Clause 20.14 (Sanctions) would not result in any violation of or liability under EU Regulation (EC) 2271/96 or §7 of the German Aussenwirtschaftsverordnung. In connection with any amendment, waiver, determination or direction relating to any part of this Clause 20.14 (Sanctions) of which a Restricted Bank does not have the benefit, the participation in any Commitment of that Restricted Bank will be excluded for the purpose of determining whether the consent of the Majority Lenders or all Lenders has been obtained or whether the determination or direction by the Majority Lenders or all Lenders has been made.

20.15	Anti-corruption law

Each member of the Group has conducted its business in compliance with applicable anti-corruption laws in all material respects. The Group has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

20.16	Repetition

(A)	The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

(B)	The Repeating Representations apply to the circumstances existing at the time such Repeating Representation is made.

21.	Information Undertakings

The undertakings in this Clause 21 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(A)	as soon as the same become available, but in any event within 120 days after the end of each financial year, its audited consolidated financial statements for that financial year; and

(B)	as soon as the same become available, but in any event within 90 days after the end of the first half year of each of its financial years, its interim consolidated financial statements for that financial half year.

21.2	Compliance Certificate

(A)	The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 21.1(A) or Clause 21.1(B), a Compliance Certificate setting out a list of the Material Subsidiaries as at the date of that Compliance Certificate.

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(B)	Each Compliance Certificate shall be signed by a director of the Borrower.

21.3	Requirements as to financial statements

(A)	Each set of financial statements delivered by the Borrower pursuant to Clause 21.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(B)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements. The Borrower must notify the Agent of any change to the manner in which any set of audited consolidated financial statements are prepared other than in respect of any general change to IFRS or any other change in accounting principles applicable to companies generally.

(C)	If requested by the Agent, the Borrower shall supply to the Agent:

(1)	a description of any change notified to the Agent in accordance with Clause 21.3(B);

(2)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Finance Parties to make an accurate comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Agent under this Agreement; and

(3)	in respect of any change to the manner in which operating leases are treated under IFRS, a reconciliation to enable the Finance Parties to make an accurate comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent financial statements delivered to the Agent immediately prior to such change in IFRS.

(D)	If notified under Clause 21.3(B), the Agent may request the Borrower to enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Borrower and the Lenders in the same position as they would have been in if the change notified under Clause 21.3(B) had not happened. Any agreement between the Borrower and the Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(E)	If no agreement is reached under Clause 21.3(D) on the required amendments to this Agreement, the Borrower must ensure that its auditors certify those amendments. The certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

21.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(A)	copies of all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

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(B)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are reasonably likely to have a Material Adverse Effect;

(C)	with each Compliance Certificate and, in any event, upon the Agent’s reasonable request, a list of the then current Material Subsidiaries; and

(D)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

Any document to be supplied by the Borrower to the Agent under this Clause 21.4 (Information: miscellaneous) may be delivered by electronic mail.

21.5	Notification of default

(A)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(B)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its authorised signatories on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6	Credit Rating

The Borrower shall notify the Agent, in writing, of any change in its Credit Rating within five Business Days of any such change by delivery to the Agent of a Margin Certificate.

21.7	Use of websites

(A)	The Borrower may satisfy its obligation under this Agreement to deliver any information by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(1)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(2)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(3)	the information is in a format previously agreed between the Borrower and the Agent.

(B)	The Agent shall supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(C)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(1)	the Designated Website cannot be accessed due to technical failure;

(2)	the password specifications for the Designated Website change;

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(3)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(4)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(5)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under Clause 21.7(C)(1) or Clause 21.7(C)(5), all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(D)	Any Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

21.8	“Know your customer” checks

(A)	If:

(1)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(2)	any change in the status of the Borrower after the date of this Agreement; or

(3)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of Clause 21.8(A)(3), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 21.8(A)(3), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 21.8(A)(3), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(B)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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22.	[Clause not used]

23.	General Undertakings

The undertakings in this Clause 23 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Authorisations

The Borrower shall promptly:

(A)	obtain, maintain and comply with the terms; and

(B)	supply certified copies to the Agent,

of any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under any Finance Document and to ensure the validity or enforceability in its jurisdiction of incorporation of any Finance Document.

23.2	Compliance with laws

The Borrower shall ensure that each member of the Group complies in all respects with all laws to which it is subject where failure to do so would have a Material Adverse Effect.

23.3	Negative pledge

In this Clause 23.3 (Negative pledge), “Quasi-Security” means an arrangement or transaction described in Clause 23.3(B).

(A)	The Borrower shall not (and shall ensure that no Material Subsidiary will) create or permit to subsist any Security over any of its assets.

(B)	The Borrower shall not (and shall ensure that no Material Subsidiary will):

(1)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities;

(2)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(3)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(4)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(C)	Clause 23.3(A) and Clause 23.3(B) do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(1)	any Security or Quasi-Security comprising or pursuant to any cash management or pooling, netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking or cash management or pooling arrangements for the purpose of netting debit and credit balances or any guarantees given in respect of the same;

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(2)	any lien arising by operation of law and in the ordinary course of business;

(3)	any Security or Quasi-Security over goods, documents of title to goods and/or related documents to secure liabilities of any member of the Group in respect of a letter of credit or other similar instrument issued by any member of the Group in the ordinary course of business;

(4)	any lease or sale and lease back arrangements in respect of the vehicle fleet of the Group where the payment obligations by any member of the Group in respect of such arrangements does not, in aggregate, exceed £400,000,000 or its equivalent at any time;

(5)	any Security arising out of title retention provisions, hire purchase or conditional sale arrangement or arrangements having a similar effect in respect of goods acquired by the relevant member of the Group in the ordinary course of trade;

(6)	any Security or Quasi-Security arising under any finance or capital lease entered into by a member of the Group primarily as a method of raising finance or financing the acquisition of an asset by any member of the Group in the ordinary course of business;

(7)	any Security or Quasi-Security on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of six months from the date of acquisition and to the extent that the maximum principal amount secured by that Security or Quasi-Security has not been incurred or increased in contemplation of, or since, the acquisition; or

(8)	any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security or Quasi-Security given by any member of the Group other than any permitted under Clause 23.3(C)(1) to Clause 23.3(C)(8)) does not exceed an amount of £100,000,000 or its equivalent at any time.

23.4	Disposals

(A)	The Borrower shall not (and shall procure that no other member of the Group will) make a Restricted Disposal without the prior written consent of the Majority Lenders.

(B)	Clause 23.4(A) shall not apply:

(1)	to any non-cash disposal on arm’s length terms provided the Borrower repays or prepays and cancels the Facilities by the same percentage as the percentage reduction in Net Debt of the Borrower resulting from such disposal; or

(2)	if the Borrower ensures that 50 per cent. of the Net Disposal Proceeds of any Restricted Disposal (when received, in the case of any deferred consideration) are placed in an account with, or invested in Cash and Cash Equivalents Investments held with, an Acceptable Bank and within 18 months of the date of the relevant Restricted Disposal:

(a)	re-invested in the operations or business of the Group;

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(b)	used to refinance any investment in the operations or business of the Group that was made in the 12 month period prior to the date of the relevant Restricted Disposal; or

(c)	used to prepay and cancel (in an amount equal to the amount prepaid) the Facilities in accordance with the terms of this Agreement.

(C)	The Borrower shall not (and shall procure that no other member of the Group will) transfer any assets to any CSPP Eligible Issuer.

23.5	CSPP Eligible Issuer

(A)	The Borrower shall ensure that no CSPP Eligible Issuer:

(1)	will be a creditor in respect of any Financial Indebtedness other than in respect of any intra-Group loan to the Borrower;

(2)	has traded or carried on any business since the date of its incorporation other than the issuance of debt instruments to the European Central Bank’s corporate sector purchase programme;

(3)	has any employees; or

(4)	owns any assets other than the intra-Group receivable described at paragraph (1) above.

(B)	For the purpose of paragraph (A) above, paragraph (1) of the definition of “Financial Indebtedness” shall not apply.

23.6	Financial Indebtedness

(A)	The Borrower shall procure that no member of the Group (other than the Borrower or a CSPP Eligible Issuer) will incur, or allow to remain outstanding, any Financial Indebtedness.

(B)	Clause 23.6(A) does not apply to:

(1)	any Financial Indebtedness incurred under the Finance Documents or otherwise with the prior written consent of the Majority Lenders;

(2)	any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of six Months from the date of acquisition;

(3)	any netting or set-off arrangement (or any guarantee or indemnity in respect of any of those arrangements) entered into by a member of the Group in the ordinary course of its banking or cash management or pooling arrangements for the purpose of netting debit and credit balances;

(4)	any derivative transaction entered into in the ordinary course of its trade in connection with protection against or benefit from fluctuation in any rate, currency or price (and not for speculative purposes);

(5)	any Financial Indebtedness in connection with any Permitted Guarantee;

(6)	any Financial Indebtedness arising under any Debt Capital Markets Issue effected for the purpose of:

(a)	refinancing any debt incurred in order to fund the Acquisition; or

(b)	paying consideration payable pursuant to the Acquisition;

(7)	any Financial Indebtedness incurred for the purposes of refinancing any existing Financial Indebtedness of the Group or the Target Group and paying associated fees and costs provided that such refinancing is for the same or for a lower aggregate principal amount and on substantially the same terms, as such existing Financial Indebtedness; or

(8)	any other Financial Indebtedness (other than any Cash Pooling Balance and excluding any Financial Indebtedness in respect of any Finance Lease) outstanding from time to time which in aggregate does not exceed £300,000,000 or its equivalent at any time in respect of all members of the Group (other than the Borrower or a CSPP Eligible Issuer) taken as a whole.

23.7	Trade Instruments

The Borrower shall procure that no member of the Group will enter into or issue, or incur or allow to remain outstanding any indebtedness for or in respect of any counter-indemnity obligation in respect of, any Trade Instruments in excess of (at any time) £250,000,000 or its equivalent in aggregate for the Group as a whole.

23.8	Pari Passu

The Borrower must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

23.9	Merger

The Borrower shall not enter into any amalgamation, demerger, merger or reconstruction other than a Permitted Transaction.

23.10	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group (taken as a whole) from that carried on at the date of this Agreement.

23.11	Sanctions

(A)	The Borrower shall not (and shall procure that no member of the Group will), directly or, to its knowledge indirectly, use the proceeds of a Facility or lend, contribute or otherwise make available such proceeds to any Subsidiary or other person:

(1)	specifically to fund any activities or business of or participate in any prohibited transaction with any person who is, or is controlled by or a subsidiary of a person that, at the time of such funding, is a designated target of Sanctions; or

(2)	in any country or territory, that, at the time of such funding, is, or whose government is, the subject of country-wide or territory-wide Sanctions.

(B)	In relation to each Lender that notifies the Agent to this effect (each a “Restricted Bank”) this Clause 23.11 (Sanctions) shall only apply for the benefit of that Restricted Bank to the extent that this Clause 23.11 (Sanctions) would not result in any violation of or liability under EU Regulation (EC) 2271/96 or §7 of the German Aussenwirtschaftsverordnung. In connection with any amendment, waiver, determination or direction relating to any part of this Clause 23.11 (Sanctions) of which a Restricted Bank does not have the benefit, the participation in any Commitment of that Restricted Bank will be excluded for the purpose of determining whether the consent of the Majority Lenders or all Lenders has been obtained or whether the determination or direction by the Majority Lenders or all Lenders has been made.

24.	Events of Default

Each of the events or circumstances set out in this Clause 24 (Events of Default) is an Event of Default (save for Clause 24.13 (Acceleration)).

24.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(A)	its failure to pay is caused by:

(1)	administrative or technical error; or

(2)	a Disruption Event; and

(B)	payment is made within three Business Days of the Agent giving notice to the Borrower that payment has not been made on the due date.

24.2	[Clause Not Used]

24.3	Other obligations

(A)	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment)).

(B)	No Event of Default under Clause 24.3(A) will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of:

(1)	the Agent giving notice of the breach to the Borrower; and

(2)	the Borrower becoming aware of the failure to comply.

24.4	Misrepresentation

(A)	Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under any Finance Document is incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation:

(1)	are capable of remedy; and

(2)	are remedied within 20 Business Days of the earlier of:

(a)	the Agent giving notice to the Borrower; and

(b)	the Borrower becoming aware of the misrepresentation.

24.5	Cross default

(A)	Any Financial Indebtedness or any indebtedness for or in respect of any counter-indemnity obligation in respect of a Trade Instrument of any member of the Group is not paid when due nor within any originally applicable grace period.

(B)	Any Financial Indebtedness or any indebtedness for or in respect of any counter-indemnity obligation in respect of a Trade Instrument of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(C)	Any commitment for any Financial Indebtedness or any indebtedness for or in respect of any counter-indemnity obligation in respect of a Trade Instrument of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(D)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness or any indebtedness for or in respect of any counter-indemnity obligation in respect of a Trade Instrument of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(E)	No Event of Default will occur under this Clause 24.5 (Cross default) if the aggregate amount of Financial Indebtedness or indebtedness for or in respect of any counter-indemnity obligation in respect of any Trade Instrument or commitment for Financial Indebtedness or indebtedness for or in respect of any counter-indemnity obligation in respect of any Trade Instrument falling within Clause 24.5(A) to Clause 24.5(D) is less than £20,000,000 (or its equivalent in any other currency or currencies) in respect of any one member of the Group or £50,000,000 (or its equivalent in any other currency or currencies) for the Group as a whole.

24.6	Insolvency

(A)	The Borrower or a Material Subsidiary:

(1)	is, or is deemed for the purposes of any applicable law to be (including under Section 123 of the Insolvency Act 1986 but as, for this purpose (and any equivalent provisions of applicable law) the figure in Section 123(1)(a) of the Insolvency Act 1986 was £500,000 (or its equivalent in any other currency)), unable to pay its debts as they fall due or insolvent;

(2)	admits publicly or in writing its inability to pay its debts as they fall due;

(3)	suspends making payments on all or any class of its debts or announces an intention to do so; or

(4)	by reason of actual or anticipated financial difficulties, begins negotiations with any creditors other than the Lenders (in their capacity as such) for the rescheduling any of its indebtedness.

(B)	A moratorium is declared in respect of all or any class of the indebtedness of the Borrower or Material Subsidiary.

If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

24.7	Insolvency proceedings

(A)	Except as provided below, any of the following occurs in relation to the Borrower or a Material Subsidiary:

(1)	a shareholders’ or directors’ resolution is passed, or an order is made for, its winding-up, administration or dissolution other than for its solvent winding-up, dissolution or liquidation;

(2)	any person presents a petition for, or files documents with a court or any registrar, requesting its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);

(3)	any Security is enforced over any of its assets having an aggregate value of and in respect of indebtedness aggregating not less than the amount specified in Clause 24.5(E);

(4)	any liquidator (other than in respect of a solvent liquidation of a member of the Group which is not the Borrower), trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(5)	its shareholders (having passed a resolution to that effect), directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not the Borrower), trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(6)	or any analogous procedure or step is taken in any jurisdiction.

(B)	Clause 24.7(A) does not apply to:

(1)	any step or procedure which is part of a Permitted Transaction; or

(2)	a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 28 days and in any event before any creditor other than the petitioning creditor is able to adopt the relevant petition under applicable law

24.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower or a Material Subsidiary having an aggregate value of more than £50,000,000 or its equivalent and is not discharged within 21 days.

24.9	[Clause not used]

24.10	Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

24.11	Repudiation

(A)	The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

(B)	Any Finance Document is not effective in accordance with its terms or is alleged by the Borrower to be ineffective in accordance with its terms for any reason.

24.12	Material adverse change

Any event or series of events occurs which has a Material Adverse Effect.

24.13	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(A)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(B)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and

(C)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

25.	Changes to the Lenders

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(A)	assign any of its rights; or

(B)	transfer by novation any of its rights and obligations,

to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

25.2	Borrower consent

(A)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(1)	to another Lender or an Affiliate of a Lender; or

(2)	made at a time when an Event of Default is continuing.

(B)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

25.3	Other conditions of assignment or transfer

(A)	An assignment will only be effective on:

(1)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(2)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(B)	A transfer will only be effective if the procedure set out in Clause 25.6 (Procedure for transfer) is complied with.

(C)	If:

(1)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(2)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a Tax Payment or a payment under Clause 15 (Increased Costs) to the New Lender or Lender acting through its new Facility Office, then the New Lender or Lender acting through its new Facility Office is only entitled to receive such Tax Payment or payment to the extent that the relevant Tax liability or Increased Cost would have arisen and the Existing Lender or Lender acting through its previous Facility Office would have been entitled to receive such Tax Payment or payment in respect of such Tax liability or Increased Cost if the assignment, transfer or change had not occurred.

This Clause 25.3(C) shall not apply to in relation to a Tax Payment pursuant to Clause 14.2 (Tax gross-up) to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 14.2(G)(3)(b) if the Borrower making the payment has not complied with its obligations under Clause 14.2(H)(2) to file a form DTTP2 in respect of that Treaty Lender within 30 days of the date of the relevant assignment or transfer, and the relevant Tax Deduction would not have arisen if the Borrower had so complied with its obligations under Clause 14.2(H)(2).

(D)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,000.

25.5	Limitation of responsibility of Existing Lenders

(A)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(1)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(2)	the financial condition of the Borrower;

(3)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(4)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(B)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(1)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(2)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(C)	Nothing in any Finance Document obliges an Existing Lender to:

(1)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25 (Changes to the Lenders); or

(2)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

25.6	Procedure for transfer

(A)	Subject to the conditions set out in Clause 25.2 (Company consent) and 25.3 (Other conditions of assignment or transfer), a transfer is effected in accordance with Clause 25.6(C) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.6(B), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(B)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(C)	Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:

(1)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(2)	each of the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(3)	the Agent, each of the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, each of the Arrangers, and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(4)	the New Lender shall become a Party as a “Lender”.

25.7	Procedure for assignment

(A)	Subject to the conditions set out in Clause 25.2 (Company consent) and 25.3 (Other conditions of assignment or transfer), an assignment may be effected in accordance with Clause 25.7(C) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.7(B), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(B)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(C)	Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:

(1)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(2)	the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(3)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(D)	Lenders may utilise procedures other than those set out in this Clause 25.7 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 25.6 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to it by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Borrower consent) and 25.3 (Other conditions of assignment or transfer).

25.8	Copy of Transfer Certificate or Assignment Agreement or Increase Confirmation to the Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

25.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(A)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(B)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(1)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(2)	require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.10	Pro rata interest settlement

(A)	If the Agent has notified the lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.6 (Procedure for transfer) or any assignment pursuant to Clause 25.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(1)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(2)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(a)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(b)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.10 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(B)	In this Clause 25.10 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(C)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

26.	Changes to the Borrower

26.1	Assignment and transfers by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2	[Clause not used]

27.	Role of the Agent and the Arrangers

27.1	Appointment of the Agent

(A)	Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(B)	Each of the Arrangers and the Lenders authorise the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Instructions

(A)	The Agent shall:

(1)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(a)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(b)	in all other cases, the Majority Lenders; and

(2)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 27.2(A)(1).

(B)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(C)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(D)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(E)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(F)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.3	Duties of the Agent

(A)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(B)	Subject to Clause 27.3(C), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(C)	Without prejudice to Clause 25.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrower), Clause 27.3(B) shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(D)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(E)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(F)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or any of the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(G)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, none of the Arrangers have any obligations of any kind to any other Party under or in connection with any Finance Document.

27.5	No fiduciary duties

(A)	Nothing in any Finance Document constitutes the Agent or any of the Arrangers as a trustee or fiduciary of any other person.

(B)	Neither the Agent, nor any of the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.6	Business with the Group

The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.7	Rights and discretions

(A)	The Agent may:

(1)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(2)	assume that:

(a)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(b)	unless it has received notice of revocation, that those instructions have not been revoked; and

(3)	rely on a certificate from any person:

(a)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(b)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of Clause 27.7(A)(3)(a), may assume the truth and accuracy of that certificate.

(B)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(1)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(2)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(3)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Borrower.

(C)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(D)	Without prejudice to the generality of Clause 27.7(C) or 27.7(E), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(E)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(F)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(G)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(H)	Without prejudice to the generality of Clause 27.7(G), the Agent:

(1)	may disclose; and

(2)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(I)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any of the Arrangers are not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(J)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.8	Responsibility for documentation

None of the Agent or any of the Arrangers is responsible or liable for:

(A)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, any of the Arrangers, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(B)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(C)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9	No duty to monitor

The Agent shall not be bound to enquire:

(A)	whether or not any Default has occurred;

(B)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(C)	whether any other event specified in any Finance Document has occurred.

27.10	Exclusion of liability

(A)	Without limiting Clause 27.10(B) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(1)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(2)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(3)	without prejudice to the generality of Clause 27.10(A)(1) and Clause 27.10(A)(2), any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(a)	any act, event or circumstance not reasonably within its control; or

(b)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(B)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 27.10 (Exclusion of liability) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(C)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(D)	Nothing in this Agreement shall oblige the Agent or any of the Arrangers to carry out:

(1)	any “know your customer” or other checks in relation to any person; or

(2)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and each of the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or an Arranger.

(E)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

27.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

27.12	Resignation of the Agent

(A)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Borrower.

(B)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

(C)	If the Majority Lenders have not appointed a successor Agent in accordance with Clause 27.12(B) within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

(D)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as Agent and the Agent is entitled to appoint a successor Agent under Clause 27.12(C), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 (Role of the Agent and the Arrangers) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(E)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(F)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(G)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.12(E)) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 27 (Role of the Agent and the Arrangers) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(H)	After consultation with the Borrower, the Majority Lenders may, by notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders), require it to resign in accordance with Clause 27.12(B). In this event, the Agent shall resign in accordance with Clause 27.12(B).

(I)	The Agent shall resign in accordance with Clause 27.12(B) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 27.12(B)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(1)	the Agent fails to respond to a request under Clause 14.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(2)	the information supplied by the Agent pursuant to Clause 14.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(3)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

(J)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Agreement on the date of the Agreement.

27.13	Confidentiality

(A)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(B)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.14	Relationship with the Lenders

(A)	Subject to Clause 25.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(1)	entitled to or liable for any payment due under any Finance Document on that day; and

(2)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(B)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 32.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and Clause 32.6(A)(2) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

27.15	Agent’s management time

If the Agent requires, any amount payable to the Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Agent under any terms of the Finance Documents.

27.16	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and each of the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)	the financial condition, status and nature of each member of the Group;

(B)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(C)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(D)	the adequacy, accuracy or completeness of any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(A)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(B)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(C)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	Sharing Among the Finance Parties

29.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 30 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(A)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(B)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(C)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.6 (Partial payments).

29.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 30.6 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

29.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

29.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(A)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(B)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

29.5	Exceptions

(A)	This Clause 29 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29.5 (Exceptions), have a valid and enforceable claim against the Borrower.

(B)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(1)	it notified that other Finance Party of the legal or arbitration proceedings; and

(2)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.	Payment Mechanics

30.1	Payments to the Agent

(A)	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

30.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and Clause 30.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

30.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback and pre-funding

(A)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)	Unless Clause 30.4(C) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(C)	If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(1)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(2)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

30.5	Impaired Agent

(A)	If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 30.1 (Payments to the Agent) may instead either:

(1)	pay that amount direct to the required recipient(s); or

(2)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (A) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(B)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(C)	A Party which has made a payment in accordance with this Clause 30.5 (Impaired Agent) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(D)	Promptly upon the appointment of a successor Agent in accordance with Clause 27.12 (Resignation of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 30.5(E)) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 30.2 (Distributions by the Agent).

(E)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(1)	that it has not given an instruction pursuant to Clause 30.5(D); and

(2)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

30.6	Partial payments

(A)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(1)	first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents;

(2)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(3)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(4)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(B)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 30.6(A)(2) to Clause 30.6(A)(4).

(C)	Clause 30.6(A) and Clause 30.6(B) will override any appropriation made by the Borrower.

30.7	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.8	Business Days

(A)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(B)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.9	Currency of account

(A)	Subject to Clause 30.9(B) to Clause 30.9(E), the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(B)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(C)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(D)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(E)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.10	Change of currency

(A)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(1)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(2)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(B)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

30.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(A)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(B)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in Clause 30.11(A) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(C)	the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 30.11(A) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(D)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(E)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.11 (Disruption to payment systems etc.); and

(F)	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 30.11(D).

31.	Set-Off

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.	Notices

32.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

32.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(A)	in the case of the Borrower, that identified with its name in its signature to the Fourth Amendment and Restatement Agreement;

(B)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(C)	in the case of the Agent, that identified with its name in its signature to the Fourth Amendment and Restatement Agreement,

or any substitute address or email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

32.3	Delivery

(A)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective, if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(B)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(C)	All notices from or to the Borrower shall be sent through the Agent.

(D)	Any communication or document made or delivered to the Borrower in accordance with this Clause 32.3 (Delivery) will be deemed to have been made or delivered to the Borrower.

(E)	Any communication or document which becomes effective, in accordance with Clause 32.3(A) to Clause 32.3(D), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

32.4	Notification of address and email address

Promptly upon changing its address or email address, the Agent shall notify the other Parties.

32.5	Communication when Agent is an Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

32.6	Electronic communication

(A)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(1)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(2)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(B)	Any such electronic communication as specified in Clause 32.6(A) to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(C)	Any such electronic communication as specified in Clause 32.6(A) made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(D)	Any electronic communication which becomes effective, in accordance with Clause 32.6(C), after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(E)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 32.5 (Electronic communication).

32.7	English language

(A)	Any notice given under or in connection with any Finance Document must be in English.

(B)	All other documents provided under or in connection with any Finance Document must be:

(1)	in English; or

(2)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.	Calculations and Certificates

33.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3	Day count convention and interest calculation

(A)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(1)	on the basis of the actual number of days elapsed and a year of 365 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(2)	subject to paragraph (B) below, without rounding.

(B)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by the Borrower under a Finance Document shall be rounded to 2 decimal places.

34.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

36.	Amendments and Waivers

36.1	Required consents

(A)	Subject to Clause 36.2 (All Lenders matters) and Clause 36.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(B)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36 (Amendments and Waivers).

(C)	Clause 25.10(C) (Pro rata interest settlement) shall apply to this Clause 36.

36.2	All Lender matters

Subject to Clause 36.4 (Changes to reference rates) an amendment, waiver or consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(A)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(B)	an extension to the date of payment of any amount under the Finance Documents;

(C)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(D)	an increase in any Commitment (other than pursuant to Clause 2.2 (Increase) or Clause 3 (Accordion Option)), an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(E)	a change to the Borrower other than in accordance with Clause 26 (Changes to the Borrower);

(F)	any provision which expressly requires the consent of all the Lenders; or

(G)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 9.2 (Change of control), Clause 9.7 (Application of prepayments), Clause 20.14 (Sanctions), Clause 23.11 (Sanctions), Clause 25 (Changes to the Lenders), Clause 29 (Sharing among the Finance Parties), this Clause 36 (Amendments and Waivers), Clause 40 (Governing Law) or Clause 41 (Jurisdiction),

shall not be made without the prior consent of all the Lenders.

36.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or each of the Arrangers (each in their capacity as such) may not be effected without the consent of the Agent or each of the Arrangers, as the case may be.

36.4	Changes to reference rates

(A)	Subject to Clause 36.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(1)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(2)

(a)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(b)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(c)	implementing market conventions applicable to that Replacement Reference Rate;

(d)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(e)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(B)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

(1)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(2)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(C)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (A) or paragraph (B) above within 10 Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made:

(1)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(2)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(D)	In this Clause 36.4:

“Published Rate” means:

(A)	the Alternative Term Rate for any Quoted Tenor;

(B)	the Primary Term Rate for any Quoted Tenor; or

(C)	an RFR.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(A)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed;

(B)

(1)

(a)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(b)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(2)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(3)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(4)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(5)	in the case of the Primary Term Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor);or

(C)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(1)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(2)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or

(D)	in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(A)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(1)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(2)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (2) above;

(B)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(C)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Published Rate.

36.5	Excluded Commitments

If:

(A)	any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within five Business Days of that request being made; or

(B)	any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in Clause 36.2(C), Clause 36.2(E) or Clause 36.2(F)) or such a vote within ten Business Days of that request being made,

(unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request):

(1)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(2)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

36.6	Replacement of Lender

(A)	If:

(1)	any Lender becomes a Non-Consenting Lender (as defined in Clause 36.6(D)); or

(2)	the Borrower becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 15.1 (Increased costs), Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax Indemnity) to any Lender, then the Borrower may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(B)	The replacement of a Lender pursuant to this Clause 36.6 (Replacement of Lender) shall be subject to the following conditions:

(1)	the Borrower shall have no right to replace the Agent;

(2)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(3)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than five Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(4)	in no event shall the Lender replaced under this Clause 36.6 (Replacement of Lender) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(5)	the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 36.6(A) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(C)	A Lender shall perform the checks described in Clause 36.6(B)(5) as soon as reasonably practicable following delivery of a notice referred to in Clause 36.6(A) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(D)	In the event that:

(1)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(2)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(3)	Lenders whose Commitments aggregate more than 75 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75 per cent. of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

36.7	Disenfranchisement of Defaulting Lenders

(A)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(1)	the Majority Lenders; or

(2)	whether:

(a)	any given percentage (including, for the avoidance of doubt, unanimity) of the Commitments under the relevant Facility/ies; or

(b)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of Clause 36.7(A)(1) and Clause 36.7(A)(2).

(B)	For the purposes of this Clause 36.7 (Disenfranchisement of Defaulting Lenders), the Agent may assume that the following Lenders are Defaulting Lenders:

(1)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(2)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (A), (B) or (C) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

36.8	Replacement of a Defaulting Lender

(A)	The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(1)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(2)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(3)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facilities, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(a)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(b)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in Clause 36.8(A)(3)(a).

(B)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 36.8 (Replacement of a Defaulting Lender) shall be subject to the following conditions:

(1)	the Borrower shall have no right to replace the Agent;

(2)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(3)	the transfer must take place no later than five Business Days after the notice referred to in Clause 36.8(A);

(4)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(5)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 36.8(A) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(C)	The Defaulting Lender shall perform the checks described in Clause 36.8(B)(5) as soon as reasonably practicable following delivery of a notice referred to in Clause 36.8(A) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

36.9	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(A)	any Bail-In Action in relation to any such liability, including (without limitation):

(1)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)	a cancellation of any such liability; and

(B)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.	Confidential Information

37.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information) and Clause 37.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(A)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 37.2(A) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)	to any person:

(1)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(2)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(3)	appointed by any Finance Party or by a person to whom Clause 37.2(B)(1) or Clause 37.2(B)(2) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 27.14(B) (Relationship with the Lenders));

(4)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 37.2(B)(1) or Clause 37.2(B)(2);

(5)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(6)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(7)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders’ rights);

(8)	who is a Party; or

(9)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(a)	in relation to Clause 37.2(B)(1), Clause 37.2(B)(2) and Clause 37.2(B)(3), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(b)	in relation to Clause 37.2(B)(4), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(c)	in relation to Clause 37.2(B)(5), Clause 37.2(B)(6) and Clause 37.2(B)(7), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(C)	to any person appointed by that Finance Party or by a person to whom Clause 37.2(B)(1) or Clause 37.2(B)(2) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 37.2(C) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(D)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

37.3	Disclosure to numbering service providers

(A)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, a Facility and/or the Borrower the following information:

(1)	name of the Borrower;

(2)	country of domicile of the Borrower;

(3)	place of incorporation of the Borrower;

(4)	date of this Agreement;

(5)	Clause 40 (Governing Law)

(6)	the name of the Agent and each of the Arrangers;

(7)	date of each amendment and restatement of this Agreement;

(8)	amounts of, and names of, the Facilities (and any tranches)

(9)	amount of Total Commitments;

(10)	currencies of the Facilities;

(11)	type of Facilities;

(12)	ranking of the Facilities;

(13)	Termination Date for the Facilities;

(14)	changes to any of the information previously supplied pursuant to Clause 37.3(A)(1) to Clause 37.3(A)(13); and

(15)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(B)	The Parties acknowledge and agree that each identification number assigned to this Agreement, a Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(C)	The Borrower represents that none of the information set out in Clause 37.3(A)(1) to Clause 37.3(A)(15) is, nor will at any time be, unpublished price-sensitive information.

(D)	The Agent shall notify the Borrower and the other Finance Parties of:

(1)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, a Facility and/or the Borrower; and

(2)	the number or, as the case may be, numbers assigned to this Agreement, a Facility and/or the Borrower by such numbering service provider.

37.4	Entire agreement

This Clause 37 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(A)	of the circumstances of any disclosure of Confidential Information made pursuant to Clause 37.2(B)(5) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in Clause 37.2(B)(5) (Disclosure of Confidential Information) during the ordinary course of its supervisory or regulatory function; and

(B)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37 (Confidential Information).

37.7	Continuing obligations

The obligations in this Clause 37 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(A)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(B)	the date on which such Finance Party otherwise ceases to be a Finance Party.

38.	Confidentiality of Funding Rates

38.1	Confidentiality and disclosure

(A)	The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.1(B) and Clause 38.1(C).

(B)	The Agent may disclose:

(1)	any Funding Rate to the Borrower pursuant to Clause 10.5 (Notification of rates of interest); and

(2)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(C)	The Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:

(1)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 38.1(C)(1) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(2)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(3)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(4)	any person with the consent of the relevant Lender.

38.2	Related obligations

(A)	The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(B)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender e:

(1)	of the circumstances of any disclosure made pursuant to Clause 38.1(C)(1) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(2)	upon becoming aware that any information has been disclosed in breach of this Clause 38 (Confidentiality of Funding Rates).

38.3	No Event of Default

No Event of Default will occur under Clause 24.2 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 38 (Confidentiality of Funding Rates).

39.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.	Jurisdiction

41.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

41.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

41.3	Notwithstanding Clause 41.1, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1 : The Original Lenders and Acceding Lenders

[Reserved]

Schedule 2 : Conditions Precedent to Initial Utilisation

Intentionally deleted - the conditions precedent listed in this Schedule 2 (Conditions precedent to initial utilisation) have been satisfied and/or waived before the 2018 Effective Date.

Schedule 3 : Requests

Part 1 : Form of Utilisation Request

From:	Rentokil Initial plc

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

Dated:	[●]

Dear Sirs

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[The Effective Date Facility] [Accordion Facility with an Accordion Facility Establishment Date of [●] ]

Currency of Loan:	[●]

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●]

3.	We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]] / [The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Rentokil Initial plc

Part 2 : Form of Extension Notice

From:	Rentokil Initial plc

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

Dated:	[●]

Dear Sirs

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Extension Notice. Terms defined in the Facilities Agreement have the same meaning in this Extension Notice unless given a different meaning in this Extension Notice.

2.	We request that the Termination Date of the Effective Date Facility and each Coterminous Accordion Facility is extended to the [First Extension Termination Date, being [insert date]]/[Second Extension Termination Date, being [insert date]].**

3.	We confirm that:

(A)	no Event of Default has occurred and is continuing;

(B)	the Repeating Representations (other than the representation set out in Clause 20.14 (Sanctions)) are true in all material respects; and

(C)	the representation set out in Clause 20.14 (Sanctions)) is true.

4.	We confirm that the extension fee pursuant to clause 2.4(H) of the Facilities Agreement has been paid or will be paid on the Extension Notice Effective Date.

5.	This Extension Notice is irrevocable.

Yours faithfully

authorised signatory for	authorised signatory for
Rentokil Initial plc	Rentokil Initial plc

**	Delete as applicable.

Schedule 4 : Form of Transfer Certificate

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:	[●]

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.6 (Procedure for transfer):

(A)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 25.6 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement as specified in the schedule.

(B)	The proposed Transfer Date is [●].

(C)	The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 25.5 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is:

(A)	[a Qualifying Lender (other than a Treaty Lender);]

(B)	[a Treaty Lender;]

(C)	[not a Qualifying Lender].[1]

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

[1]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][2]

6.	[The New Lender confirms (for the benefit of the Agent and without liability to the Borrower) that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]), is tax resident in [●][3] and wishes such passport to apply in respect of the Facilities Agreement so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs on Form DTTP2 within 30 days of the Transfer Date[4].]

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[2]	Include if New Lender comes within paragraph (1)(b) of the definition of Qualifying Lender in Clause 14.1 (Definitions).
[3]	Insert jurisdiction of tax residence.
[4]	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].

Skandinaviska Enskilda Banken AB (publ)

By:

Schedule 5 : Form of Assignment Agreement

To:	Skandinaviska Enskilda Banken AB (publ) as Agent and Rentokil Initial plc as Borrower

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:	[●]

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Assignment Agreement. Terms defined in the Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 25.7 (Procedure for assignment):

(A)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement as specified in the Schedule.

(B)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement specified in the Schedule.

(C)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 2(B).[5]

3.	The proposed Transfer Date is [●].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 25.5 (Limitation of Responsibility of Existing Lenders).

7.	The New Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is:

(A)	[a Qualifying Lender (other than a Treaty Lender);]

[5]	If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(C). This issue should be addressed at primary documentation stage.

(B)	[a Treaty Lender;]

(C)	[not a Qualifying Lender].[6]

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][7]

9.	[The New Lender confirms (for the benefit of the Agent and without liability to the Borrower) that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]), is tax resident in [●][8] and wishes such passport to apply in respect of the Facilities Agreement so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs on Form DTTP2 within 30 days of the Transfer Date[9].]

10.	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Borrower), to the Borrower of the assignment referred to in this Assignment Agreement.

11.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

12.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

[6]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.
[7]	Include only if New Lender is a UK Non-Bank Lender – i.e. falls within paragraph (1)(b) of the definition of Qualifying Lender in Clause 14.1 (Definitions).
[8]	Insert jurisdiction of tax residence.
[9]	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

Skandinaviska Enskilda Banken AB (publ)

By:

Schedule 6 : [Schedule not used]

Schedule 7 : Form of Compliance Certificate

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

From:	Rentokil Initial plc

Dated: [●]

Dear Sirs

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	The following entities are the Material Subsidiaries as at the date of this Compliance Certificate:

(A)	[●] ;

(B)	[●] ; and

(C)	[●].

3.	[We confirm that no Default is continuing as at the Relevant Testing Date[10].]

Signed:

Director
for and on behalf of
Rentokil Initial plc

[10]	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 8 : Form of Margin Certificate

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

From:	Rentokil Initial plc

Dated:	[●]

Dear Sirs

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is the Margin Certificate. Terms defined in the Facilities Agreement have the same meaning in this Margin Certificate unless given a different meaning in this Margin Certificate.

2.	We confirm that the Credit Rating of the Borrower is [●].

3.	The applicable Margin will (five Business Days after the receipt by the Agent of this Margin Certificate) therefore be [●].

Signed:

Authorised signatory
for and on behalf of
Rentokil Initial plc

By:

Schedule 9 : Timetables

	Loans in euro	Loans in sterling	Loans in other currencies

Agent notifies the Borrower if a currency is approved as an Optional Currency in accordance with Clause 5.3 (Conditions relating to Optional Currencies)	U-4 10:00 a.m.	U-3 10:00 a.m.	U-4 9:30 a.m.

Delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request))	U-3 11:00 a.m.	U-1 11:00 a.m.	U-3 11:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 6.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 6.4 (Lenders’ participation)	U-3 4.00 p.m.	U-1 4:00 p.m.	U-3 4:00 p.m.

Agent receives a notification from a Lender under Clause 7.2 (Unavailability of a currency)	U-3 5:00 p.m.	U-1 5:00 p.m.	U-3 5:00 p.m.

Agent gives notice in accordance with Clause 7.2 (Unavailability of a currency)	U-2 10:00 a.m.	U 10:00 a.m.	U-2 10:00 a.m.

EURIBOR is fixed	Quotation Day 11:00 a.m. (Brussels time)	N/A	Quotation Day 11:00 a.m.

“U” = date of utilisation

“U – X” = X Business Days prior to date of utilisation

Schedule 10 : Form of Increase Confirmation

To:	Skandinaviska Enskilda Banken AB (publ) as Agent and Rentokil Initial plc as Borrower

From:	[the Increase Lender] (the “Increase Lender”)

Dated:	[●]

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, email address and attention details for notices to the Increase Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.2 (Increase) of the Facilities Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is:

(A)	[a Qualifying Lender (other than a Treaty Lender);]

(B)	[a Treaty Lender;]

(C)	[not a Qualifying Lender11].

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

[11]	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.12]

10.	[The Increase Lender confirms (for the benefit of the Agent and without liability to the Borrower) that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]), is tax resident in [●][13] and wishes such passport to apply in respect of the Facilities Agreement so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and notifies the Borrower that the Borrower must make an application to HM Revenue & Customs on Form DTTP2 within 30 days of the Increase Date.][14]

[9/10].This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[10/11].This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[11/12].This Agreement has been entered into on the date stated at the beginning of this Agreement.

[12]	Include only if Increase Lender is a UK Non-Bank Lender i.e. falls within paragraph (1)(b) of the definition of Qualifying Lender.
[13]	Insert jurisdiction of tax residence.
[14]	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, email address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent, and the Increase Date is confirmed as [     ].

Agent: Skandinaviska Enskilda Banken AB (publ)

By:

Schedule 11 : [Schedule not used]

Schedule 12 : Accordion Facility Notices and Accordion Facility Lender Certificates

Part 1 : Form of Accordion Facility Notice

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

From:	Rentokil Initial plc and each of the Accordion Facility Lenders specified below

Dated:	[●]

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Accordion Facility Notice for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Accordion Facility Notice unless given a different meaning in this Accordion Facility Notice.

2.	We refer to Clause 3 (Accordion Option) of the Facilities Agreement.

3.	We request the establishment of an Accordion Facility with Total Accordion Facility Commitments of [●].

4.	The proposed Accordion Facility Establishment Date is [●] (or, if that is not a Business Day, the next Business Day).

5.	The proposed Termination Date of the Accordion Facility as at the Accordion Facility Establishment Date is [[the Termination Date applicable to the Effective Date Facility]/[insert earlier Termination Date]][15].

6.	The Borrower confirms that the Accordion Facility Lenders and the Accordion Facility Commitments set out in this Accordion Facility Notice have been selected and allocated in accordance with Clause 3.1 (Selection of Accordion Facility Lenders) of the Facilities Agreement.

7.	Each Accordion Facility Lender agrees to assume and will assume all of the obligations corresponding to the Accordion Facility Commitment set opposite its name in the Schedule as if it was an Original Lender in respect of that Accordion Facility Commitment under the Facilities Agreement.

8.	On the Accordion Facility Establishment Date each Accordion Facility Lender becomes, to the extent not already a Lender, party to the relevant Finance Documents as a Lender and as an Accordion Facility Lender with respect to the Accordion Facility the subject of this Accordion Facility Notice.

9.	Each Accordion Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 3.11 (Limitation of responsibility) of the Facilities Agreement.

15 Delete as applicable.

10.	This Accordion Facility Notice is irrevocable.

11.	This Accordion Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Facility Notice.

12.	This Accordion Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Accordion Facility Notice has been entered into on the date stated at the beginning of this Accordion Facility Notice.

THE SCHEDULE

Full Legal Name of Accordion Facility Accordion Facility Commitment Lender

The Borrower

By:

The Accordion Facility Lenders

[●]

This document is accepted as an Accordion Facility Notice for the purposes of the Facilities Agreement by the Agent and the Accordion Facility Establishment Date is confirmed as [●].

The Agent

By:

Part 2 : Form of Accordion Facility Lender Certificate

To:	Skandinaviska Enskilda Banken AB (publ) as Agent

From:	[Insert name of acceding Accordion Facility Lender]

Dated:	[●]

Rentokil Initial plc – $1,000,000,000 Facilities Agreement originally dated 27 January 2015 as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Accordion Facility Notice dated [●]. This is an Accordion Facility Lender Certificate. Terms defined in the Facilities Agreement have the same meaning in this Accordion Facility Lender Certificate unless given a different meaning in this Accordion Facility Lender Certificate.

2.	We confirm, for the benefit of the Agent and without liability to the Borrower, that we are:

(A)	[a Qualifying Lender (other than a Treaty Lender);]

(B)	[a Treaty Lender;]

(C)	[not a Qualifying Lender.][16]

3.	[We confirm that the person beneficially entitled to interest payable to us in respect of an advance under a Finance Document is either:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][17]

[16]	Delete as applicable – the acceding Accordion Facility Lender is required to confirm which of these categories it falls within.

[17]	Include if the acceding Accordion Facility Lender comes within paragraph (1)(b) of the definition of Qualifying Lender.

4.	[We confirm (for the benefit of the Agent and without liability to the Borrower) that we hold a passport under the HMRC DT Treaty Passport scheme (reference number [●]), are tax resident in [●][18] and wish such passport to apply in respect of the Facilities Agreement so that interest payable to us by borrowers is generally subject to full exemption from UK withholding tax and notify the Borrower that the Borrower must make an application to HM Revenue & Customs on Form DTTP2 within 30 days of the Accordion Facility Establishment Date.][19]

5.	The Facility Office and address, email address and attention details for notices to us for the purposes of Clause 32.2 (Addresses) of the Facilities Agreement are:

[●]

Accordion Facility Lender

[Insert name of acceding Accordion Facility Lender]

By:

[18]	Insert jurisdiction of tax residence.
[19]	This confirmation must be included if the acceding Accordion Facility Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

Schedule 13 : LMA Form of Confidentiality Undertaking

[Letterhead of Seller]

Date:	[●]

To:	[insert name of potential purchaser]

Re:	The Agreement

Company:	[●] (the “Company”)

Date:	[●]

Amount:	[●]

Agent:	Skandinaviska Enskilda Banken AB (publ)

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the “Acquisition”). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality undertaking

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose20.

2.	Permitted disclosure

We agree that you may disclose:

2.1	to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

[20]	Please note that the Permitted Purpose ceases to apply on completion of the Acquisition however if the Acquisition does not complete, the prospective purchaser is not permitted to use any Confidential Information it has acquired for any purpose other than the Permitted Purpose.

2.2	subject to the requirements of the Agreement, to any person:

(A)	to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (A) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(B)	with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or the Company such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (B) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(C)	to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

2.3	notwithstanding paragraphs 2.1 and 2.2. above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you[21].

3.	Notification of disclosure

You agree (to the extent permitted by law and regulation) to inform us:

(A)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (C) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(B)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of copies

If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (C) of paragraph 2.2 above.

[21]	The intention of this paragraph is to ensure that (i) any permitted disclosures in the Facilities Agreement which are subject to less onerous disclosure requirements and (ii) any additional permitted disclosures in the Facilities Agreement are also permitted under this letter.

5.	Continuing obligations

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not result in you becoming a party to the Agreement as a lender of record, the date falling [twelve] months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated22; or (c) in any other case the date falling [twelve] months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	No representation; consequences of breach, etc.

You acknowledge and agree that:

(A)	neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(B)	we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	Entire agreement: no waiver; amendments, etc.

7.1	This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

[22]	The purpose of this paragraph (b) is to ensure that if the Acquisition does not result in the purchaser becoming a lender of record under the Agreement, the confidentiality obligations imposed on the purchaser in this letter will continue until the expiry of an agreed period after termination of the sub-participation, assignment or other transaction.

8.	Inside information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of undertakings

The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group.

10.	Third party rights

10.1	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.	Governing law and jurisdiction

11.1	This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter)[23] are governed by English law.

11.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means all information relating to the Company, the Group, the Finance Documents, [the/a] Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or [the/a] Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(B)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

[23]	The reference to non-contractual obligations arising out of the negotiation of the contemplated transaction is intended to specifically apply the governing law (and jurisdiction) clause to any non-contractual obligations arising out of negotiations where the transaction breaks down before the documentation documenting the debt trade is entered into.

(C)	is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).

“Permitted Purpose” means considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Seller]

To:	[Seller]

The Company and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of
[potential purchaser]

Schedule 14 : Reference Rate Terms

Part 1 : Dollars

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Dollars – Compounded Rate Loans and accrual of commission or fees.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 11.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)             subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)            if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)           if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)           If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)           if that target is not a single figure, the arithmetic mean of:

(i)            the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)            the lower bound of that target range.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)           the RFR for that RFR Banking Day; and

(b)           the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	Length of Interest Period	Applicable CAS
	Less than or equal to one week	0.03839 per cent. per annum
	Greater than one week but less than or equal to one Month	0.11448 per cent. per annum
	Greater than one Month but less than or equal to two Months	0.18456 per cent. per annum
	Greater than two Months but less than or equal to three Months	0.26161 per cent. per annum
	Greater than three Months but less than or equal to six Months	0.42826 per cent. per annum

Daily Rate:

The “Daily Rate” for any RFR Banking Day is:

(a)            the RFR for that RFR Banking Day; or

(b)           if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)             the Central Bank Rate for that RFR Banking Day; and

(ii)            the applicable Central Bank Rate Adjustment; or

(c)            if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)            the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)           the applicable Central Bank Rate Adjustment,

rounded, in each case, to five decimal places and if, in each case, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the Credit Adjustment Spread is zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) The Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread (if any).

Relevant Market:	The market for overnight cash borrowing collateralised by US government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)            a Saturday or Sunday; and

(b)           a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities.

Published Rate Contingency Period	20 RFR Banking Days

Interest Periods

Periods capable of selection as Interest Periods (Clause 11.1(B) (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 12.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 12.4 (Cost of funds):

Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 2 : Sterling

CURRENCY:	Sterling.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 11.2 (Non-Business Days)):

(a)            If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)             subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)            if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)           if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	Length of Interest Period	Credit Adjustment Spread
	Less than or equal to one week	0.0168 per cent. per annum
	Greater than one week but less than or equal to one Month	0.0326 per cent. per annum
	Greater than one Month but less than or equal to two Months	0.0633 per cent. per annum
	Greater than two Months but less than or equal to three Months	0.1193 per cent. per annum
	Greater than three Months but less than or equal to six Months	0.2766 per cent. per annum

Daily Rate:

The “Daily Rate” for any RFR Banking Day is:

(a)            the RFR for that RFR Banking Day; or

(b)            if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)             the Central Bank Rate for that RFR Banking Day; and

(ii)            the applicable Central Bank Rate Adjustment; or

(c)            if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)             the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)            the applicable Central Bank Rate Adjustment,

rounded, in each case, to four decimal places and if, in each case, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the Credit Adjustment Spread is zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate	The percentage rate per annum which is the aggregate of: (a) The Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread (if any).

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Published Rate Contingency Period	20 RFR Banking Days

Interest Periods

Periods capable of selection as Interest Periods (Clause 11.1(B) (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 12.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 12.4 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 3 : Euro

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Euro.

Compounded Reference Rate as a fallback

Compounded Reference Rate will not apply as a fallback.

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	A TARGET Day.

Alternative Term Rate:	None specified; no Alternative Term Rate (or Interpolated Alternative Term Rate) shall apply.

Alternative Term Rate Adjustment:	None specified.

Break Costs:

The amount (if any) by which:

(a)           the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the date of receipt if it is practicable for it to so place such principal amount or Unpaid Sum on deposit on such day (or, if not, the next Business Day) and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 11.2 (Non-Business Days)):

(a)            If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)             subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)            if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)           if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen.

Quotation Day:	Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11:00 a.m. (Brussels time).

Relevant Market:	The European interbank market.

Reporting Day:	The Quotation Day.

Published Rate Contingency Period	20 Business Days

Interest Periods

Periods capable of selection as Interest Periods (Clause 11.1(B) (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 12.3 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 12.4 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 15 : Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to the same number of decimal places as is specified in the relevant definition of “Daily Rate”) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

Schedule 16 : Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.